UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Capital Bancorp, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

2275 Research Blvd., Suite 600
Rockville, Maryland 20850

April 4, 2023

Dear Fellow Stockholder:

On behalf of the Board of Directors and management of Capital Bancorp, Inc. (the “Company”), you are cordially invited to attend the Annual Meeting of Stockholders of the Company (the “Annual Meeting”). The Annual Meeting will be held on Thursday, May 18, 2023, at 4:30 P.M., local time, at 2275 Research Blvd., Suite 110 - Conference Center, Rockville, Maryland 20850.
The attached Notice of the Annual Meeting and Proxy Statement describe in greater detail the formal business that will be transacted at the Annual Meeting. Directors and officers of the Company will be available at the Annual Meeting to respond to any questions that you may have regarding the business to be transacted.
The Company’s Board of Directors has determined that each of the proposals that will be presented to the stockholders for their consideration at the Annual Meeting are in the best interests of the Company and its stockholders, and unanimously recommends and urges you to vote “FOR” each director nominee, “FOR” the proposal to amend the Company’s Amended and Restated Articles of Incorporation (the “Articles”) to require that directors be elected by a majority of votes cast in uncontested elections, “FOR” the proposal to amend the Articles to require the approval of holders of a majority, rather than two-thirds, of the Company’s shares for general amendments to the Articles, and “FOR” ratification of Elliott Davis, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. If any other business is properly presented at the Annual Meeting, the proxies will be voted in accordance with the recommendations of the Company’s Board of Directors.
We encourage you to attend the Annual Meeting in person if it is convenient for you to do so. If you are unable to attend, it is important that you vote in advance via the Internet, by telephone, or sign, date and return the enclosed proxy card in the enclosed postage-paid envelope. Your cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the transaction of business at the Annual Meeting.
On behalf of the Board of Directors and all of the employees of the Company, we thank you for your continued support.

Sincerely,
Edward F. Barry
Chief Executive Officer

CAPITAL BANCORP, INC.
2275 Research Blvd., Suite 600
Rockville, Maryland 20850

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Capital Bancorp, Inc. (the “Company”) will be held at 2275 Research Blvd., Suite 110 - Conference Center, Rockville, Maryland 20850 on Thursday, May 18, 2023, at 4:30 P.M., local time, for the following purposes:
1.To elect three Class III directors to serve for a three-year term ending at the 2026 annual meeting of stockholders or until their successor is duly elected and qualified.
2.To approve a proposal to amend the Company’s Amended and Restated Articles of Incorporation (the “Articles”) to require that directors be elected by a majority of votes cast in uncontested elections.
3.To approve a proposal to amend the Articles to require the approval of holders of a majority, rather than two-thirds, of the Company’s shares for general amendments to the Articles.
4.To ratify the appointment of Elliott Davis, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

The Board of Directors (the “Board”) is not aware of any other business that will be presented for consideration at the Annual Meeting. If any other matters should be properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting for action by stockholders, the persons named in the form of proxy will vote the proxy in accordance with their best judgment on that matter.
The Board recommends that you vote “FOR” each of the director nominees, “FOR” the proposal to amend the Articles to require that directors be elected by a majority of votes cast in uncontested elections, “FOR” the proposal to amend the Articles to require the approval of holders of a majority, rather than two-thirds, of the Company’s shares for general amendments to the Articles, and “FOR” the ratification of the appointment of Elliott Davis, PLLC as the Company's independent registered public accounting firm.
Only stockholders of record as of the close of business on March 28, 2023 are entitled to receive notice of, to attend and to vote at, the Annual Meeting. If you are a beneficial owner as of that date, you will receive communications from your broker, bank or other nominee about the Annual Meeting and how to direct the vote of your shares, and you are welcome to attend the Annual Meeting, all as described in more detail in the attached Proxy Statement.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on Thursday, May 18, 2023. The Proxy Statement, form of Proxy, and our Annual Report on Form 10-K for the year ended December 31, 2022, are available on the Internet at http://www.astproxyportal.com/ast/22094 and on our corporate website at www.capitalbankmd.com under the “Investor Relations” link. If you would like to vote in person at the Annual Meeting and would like to obtain directions to the Annual Meeting, please contact Investor Relations, Capital Bancorp, Inc., 2275 Research Blvd., Suite 600, Rockville, Maryland 20850 at 301-468-8848. All persons attending the Annual Meeting must present photo identification.

By Order of the Board of Directors,
Steven J. Schwartz
Chairman of the Board of Directors
April 4, 2023

TABLE OF CONTENTS

Proxy Statement - General Information	2
Proposal 1 - Election of Directors	7
Corporate Governance	13
Committees of the Board of Directors	17
Beneficial Ownership of Common Stock	23
Executive Officers	25
Compensation of Non-Employee Directors	27
Executive Compensation	29
Certain Relationships and Related Party Transactions	39
Proposal 2 - Amendment of the Articles to Require that Directors be Elected by a Majority of Votes Cast in Uncontested Elections	41
Proposal 3 - Amendment of the Articles to Require the Approval of Holders of a Majority, Rather than Two-thirds, of the Company’s Shares for General Amendments to the Articles	43
Proposal 4 - Ratification of the Appointment of Elliott Davis, PLLC as the Company's Independent Registered Public Accounting Firm for Fiscal Year 2023	45
Report of the Audit Committee	46
Annual Report to Stockholders	47
Stockholder Proposals	47
Other Business	48
Stockholders Sharing the Same Address	48

CAPITAL BANCORP, INC.
2275 Research Blvd., Suite 600
Rockville, Maryland 20850
PROXY STATEMENT

GENERAL INFORMATION
For the 2023 Annual Meeting of Stockholders
To Be Held on May 18, 2023
Our Board of Directors is soliciting proxies to be voted at our 2023 Annual Meeting of Stockholders (the “Annual Meeting”) on May 18, 2023, at 4:30 P.M., local time, to be held at our principal executive offices located at 2275 Research Blvd., Suite 110 - Conference Center, Rockville, Maryland 20850, for the purposes set forth in the attached Notice of Annual Meeting of Stockholders (the “Notice”) and in this Proxy Statement. This Proxy Statement and the proxies solicited hereby are being first sent or delivered to stockholders of the Company on or about April 6, 2023.
As used in this Proxy Statement, the terms “Company,” “we,” “us” and “our” refer to Capital Bancorp, Inc., the term “Bank” refers to Capital Bank, N.A. and the terms “Board of Directors” and “Board” refer to the Board of Directors of the Company or the Bank, as the case may be.
Questions and Answers about these Proxy Materials and the Annual Meeting
Question: Why am I receiving these materials?
Answer:   Our Board of Directors is providing these proxy materials available to you in connection with the Annual Meeting, to be held on May 18, 2023. As a stockholder of record as of March 28, 2023 (the “Record Date”), you are invited to attend the Annual Meeting, and are entitled to and requested to vote on the items of business described in this Proxy Statement.
Question: What information is contained in this Proxy Statement?
Answer:   This information relates to the proposals to be voted on at the Annual Meeting, the voting process, compensation of our directors and most highly paid executives, and certain other required information.
Question: Can I access the Company’s proxy materials and 2022 Annual Report electronically?
Answer:   Yes. The Proxy Statement, form of proxy and 2022 Annual Report are available at http://www.astproxyportal.com/ast/22094. To view this material, you must have the 11-digit control number located on the proxy card or, if shares are held in the name of a broker, bank or other nominee, the voting instruction form.
Question: What does it mean if I receive more than one set of proxy materials?
Answer:   It means that your shares are registered differently or are in more than one account. Please provide voting instructions for each account for which you have received a set of proxy materials.
Question: Who is soliciting my vote pursuant to this Proxy Statement?
Answer:   Our Board of Directors is soliciting your vote at the Annual Meeting.
Question: Who is entitled to vote?
Answer:   Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.

Question: How many shares are eligible to be voted?
Answer:   As of the Record Date, we had 14,101,774 shares of common stock issued and outstanding. Each outstanding share of our common stock will entitle its holder to one vote on each of the three (3) director nominees to be elected and one vote on each other matter to be voted on at the Annual Meeting.
Question: What am I voting on?
Answer:   You are voting on the following matters:

•The election of three (3) Class III director nominees. Our director nominees are Jerome R. Bailey, Steven J. Schwartz and James F. Whalen;
•The amendment of the Articles to require that directors be elected by a majority of votes cast in uncontested elections;

•The amendment of the Articles to require the approval of holders of a majority, rather than two-thirds, of the Company’s shares for general amendments to the Articles; and

•The ratification of the appointment of Elliott Davis, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.
Question: How does the Board recommend that I vote?
Answer:   Our Board recommends that stockholders vote their shares as follows:

•“FOR” each director nominee;
•“FOR” the amendment of the Articles to require that directors be elected by a majority of votes cast in uncontested elections;
•“FOR” the amendment of the Articles to require the approval of holders of a majority, rather than two-thirds, of the Company’s shares for general amendments to the Articles; and
•“FOR” the ratification of the appointment of Elliott Davis, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.
Question: How many votes are required to hold the Annual Meeting and what are the voting procedures?
Answer:   Quorum Requirement:   As of the Record Date, 14,101,774 shares of the Company’s common stock were issued and outstanding. A majority of the outstanding shares entitled to vote at the Annual Meeting, present or represented by proxy, constitutes a quorum for the purpose of adopting proposals at the Annual Meeting. If you submit a properly executed proxy, then you will be considered part of the quorum.
Required Votes:   Each outstanding share of our common stock is entitled to one vote on each proposal at the Annual Meeting.
If there is a quorum at the Annual Meeting, the matters to be voted upon by the stockholders require the following votes for such matter to be approved:

•Election of Directors.   Directors are elected by a plurality of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. “Plurality” means that the nominees who receive the largest number of votes cast “FOR” are elected as directors. As a result, any shares not voted “FOR” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. Votes of “WITHHOLD” and broker non-votes have no legal effect on the election of directors due to the fact that such elections are by a plurality. Abstentions will have no effect on the outcome of this proposal. Broker non-votes will have no effect on the outcome of this proposal.

•Amendments of the Articles (i) to Require that Directors be Elected by a Majority of Votes Cast in Uncontested Elections and (ii) to Require the Approval of Holders of a Majority, Rather than Two-thirds, of the Company’s Shares for General Amendments to the Articles. The affirmative vote of the holders of two-thirds of the shares of the Company entitled to vote generally in an election of directors is required for approval of the amendments of the Articles (i) to require that directors be elected by a majority of votes cast in uncontested elections and (ii) to require the approval of holders of a majority, rather than two-thirds, of the Company’s shares for general amendments to the Articles. Abstentions and broker non-votes will have the same effect as votes “AGAINST” these proposals.

•Ratification of Independent Registered Public Accounting Firm.   The affirmative vote of the holders of at least the majority of the shares for which votes are cast at the Annual Meeting is required for ratification of the appointment of Elliott Davis, PLLC as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Abstentions will not be counted as votes cast and, therefore, will not affect the outcome. A broker or other nominee may generally vote on routine matters and therefore no broker non-votes are expected in connection with this proposal.
If a broker indicates on its proxy that it submits to the Company that it does not have authority to vote certain shares held in “street name,” the shares not voted are referred to as “broker non-votes.” Broker non-votes occur when brokers do not have discretionary voting authority to vote certain shares held in “street name” on particular proposals under the rules of the New York Stock Exchange, and the “beneficial owner” of those shares has not instructed the broker how to vote on those proposals. If you are a beneficial owner and you do not provide instructions to your broker, bank or other nominee, your broker, bank or other nominee is permitted to vote your shares for or against “routine” matters such as Proposal 4, the ratification of the appointment of our independent registered public accounting firm. Brokers are not permitted to exercise discretionary voting authority to vote your shares for or against “non-routine” matters. We expect that brokers will be allowed to exercise discretionary authority for beneficial owners who have not provided voting instructions ONLY with respect to Proposal 4, but not with respect to any of the other proposals to be voted on at the Annual Meeting.
Question: How may I cast my vote?
Answer:   If you are the stockholder of record, you may vote by one of the following four methods as instructed on the enclosed proxy card:
•In person at the Annual Meeting;
•Via the Internet;
•By telephone; or
•By mail.
If you would like to vote in person at the Annual Meeting and would like to obtain directions to the Annual Meeting, please contact 301-468-8848.
If you elect to vote by mail and you received a printed proxy card, you may mark, sign, date and mail the proxy card you received from us in the return envelope. If you did not receive a printed proxy card and wish to vote by mail, you may do so by requesting a paper copy of the proxy materials (as described below), which will include a proxy card.
Whichever method of voting you use, the proxies identified on the proxy card will vote the shares of which you are the stockholder of record in accordance with your instructions. If you submit a proxy card properly voted and returned through available channels without giving specific voting instructions, the proxies will vote the shares as recommended by our Board.
If you own your shares in “street name,” that is, through a brokerage account or in another nominee form, you must provide instructions to the broker or nominee as to how your shares should be voted. Your broker or nominee will usually provide you with the appropriate instruction forms at the time you receive this Proxy Statement and our annual report. If you own your shares in this manner, you cannot vote in person at the Annual

Meeting unless you receive a legal proxy to do so from the broker or the nominee, and you bring the legal proxy to our Annual Meeting.
Question: How may I cast my vote over the Internet or by telephone?
Answer:   Voting over the Internet:   If you are a stockholder of record, you may use the Internet to transmit your vote up until 11:59 P.M., Eastern Time, May 17, 2023 (the day before the Annual Meeting). Visit www.voteproxy.com and have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
Voting by Telephone:   If you are a stockholder of record, you may call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and use any touch-tone telephone to transmit your vote up until 11:59 P.M., Eastern Time, May 17, 2023 (the day before the Annual Meeting). Have your proxy card in hand when you call and then follow the instructions.
If you hold your shares in “street name,” that is through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available.
Question: How may a stockholder nominate someone at the Annual Meeting to be a director or bring any other business before the Annual Meeting?
Answer:   The Company’s Amended and Restated Bylaws (the “Bylaws”) require advance notice to the Company if a stockholder intends to attend an annual meeting of stockholders in person and to nominate someone for election as a director or to bring other business before the meeting. Such a notice may be made only by a stockholder of record within the time period established in the Bylaws and described in each year’s proxy statement. See “Stockholder Proposals for the 2024 Annual Meeting” beginning on page 41.
Question: How may I revoke or change my vote?
Answer:   If you are the record owner of your shares, and you completed and submitted a proxy card, you may revoke your proxy at any time before it is voted at the Annual Meeting by:
•submitting a new proxy card with a later date,
•delivering written notice to our Secretary on or before May 18, 2023 (the Annual Meeting date), stating that you are revoking your proxy,
•attending the Annual Meeting and voting your shares in person, or
If you are a record owner of your shares and you submitted your proxy by telephone or via the Internet, you may change your vote or revoke your proxy with a later telephone or Internet proxy, as the case may be.
Please note that attendance at the Annual Meeting will not, in itself, constitute revocation of your proxy.
If you own your shares in “street name,” you may later revoke your voting instructions by informing the bank, broker or other holder of record in accordance with that entity’s procedures.
Question: Who is paying for the costs of this proxy solicitation?
Answer:   The Company will bear the cost of preparing, printing and mailing the materials in connection with this solicitation of proxies. In addition to mailing these materials, officers and regular employees of the Company may, without being additionally compensated, solicit proxies personally and by mail, telephone, facsimile or electronic communication.
Question: Who will count the votes?
Answer:   AST will receive and tabulate the ballots and voting instruction forms.
Question: Where do I find the voting results of the Annual Meeting?
Answer:   The voting results will be disclosed in a Current Report on Form 8-K that we will file with the Securities and Exchange Commission ("SEC") within four business days of the Annual Meeting.

Question: How can I obtain the Company’s Corporate Governance information?
Answer:   Our Corporate Governance information is available on our website at www.capitalbankmd.com under the Investor Relations section. Our stockholders may also obtain written copies at no cost by writing to us at Capital Bancorp, Inc., 2275 Research Blvd., Suite 600, Rockville, Maryland 20850, Attention: Mr. Gary Kausmeyer, or by calling 301-468-8848.
Question: How do I request electronic or printed copies of this and future proxy materials?
Answer:   You may request and consent to delivery of electronic or printed copies of this and future proxy statements, annual reports and other stockholder communications by
•visiting www.voteproxy.com, or
•calling toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries.
When requesting copies of proxy materials and other stockholder communications, you should have available the 11-digit control number located on the proxy card or, if shares are held in the name of a broker, bank or other nominee, the voting instruction form.
Question: What happens if the annual meeting is postponed or adjourned?
Answer: Your proxy will remain valid and may be voted at the postponed or adjourned annual meeting. You will still be able to change or revoke your proxy until it is voted.

PROPOSAL 1: ELECTION OF DIRECTORS

Classification of the Company’s Directors

The Company’s Board has established the current size of the Board at ten (10) members. The Board is divided into three classes of directors serving staggered three-year terms. One class of directors is elected by our stockholders at each annual stockholders’ meeting for a term of three years, and the elected directors hold office until their successors are elected and qualified or until such director’s earlier death, resignation or removal.

•The Class I directors are Joshua Bernstein, Scot R. Browning, and Fred J. Lewis, and their terms will expire at the 2024 Annual Meeting;
•The Class II directors are Edward F. Barry, C. Scott Brannan, Randall J. Levitt, and Deborah Ratner-Salzberg, and their terms will expire at the 2025 Annual Meeting; and
•The Class III directors are Jerome R. Bailey, Steven J. Schwartz and James F. Whalen, and their terms will expire at this 2023 Annual Meeting.

Election Procedures; Term of Office

At each annual meeting of stockholders, or special meeting in lieu thereof, upon the expiration of the term of a class of directors, the successors to such directors will be elected to serve from the time of election and qualification until the third annual meeting following his or her election and the election and qualification of his or her successor. There is no cumulative voting with respect to the election of directors. Any change in the Board resulting from an increase or decrease in the number of directors will be distributed by the Board among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

Nominees for Election as Directors

Our Board has approved the nomination of Jerome R. Bailey, Steven J. Schwartz and James F. Whalen for re-election as Class III directors.

Information about the principal occupations, business experience and qualifications of these nominees is provided below under the heading “Qualifications of 2023 Director Nominees and Continuing Directors.”

Board Diversity Disclosure

In accordance with the Nasdaq Listing Rule 5606, each Nasdaq-listed company must annually disclose information on each director’s voluntary self-identified characteristics. The table below includes information on the diversity of the Board of Directors based upon such information voluntarily provided by each director.

Board Diversity Matrix as of March 31, 2023

Board size:
Total Number of Directors	10
Part I: Gender Identity	Female	Male	Non-Binary	Undisclosed
Directors	1	8	0	1
Part II: Demographic Background
African American or Black	0	1	0	0
Alaska Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	1	7	0	0
Two or More Races or Ethnicities
LGBTQ+	0
Did Not Disclose Demographic Background				1

Board Skills and Experience Matrix

A summary of the attributes and qualifications of our directors is presented below.

Individual Director Characteristics
	Bailey	Barry	Bernstein	Brannan	Browning	Lewis	Levitt	Ratner-Salzberg	Schwartz	Whalen
Skills and Experience
Audit/Financial Reporting				•					•
Corporate Governance		•		•		•	•	•	•
Strategic Planning/M&A		•		•
Risk Management		•		•
Public Company Oversight		•		•
Financial Services	•	•	•		•	•	•		•	•
Market Familiarity	•		•		•	•	•		•	•
Real Estate	•		•		•	•		•		•
Tenure and Independence
Tenure (years)	2	8	11	5	21	0	11	7	21	22
Independence	•		•	•		•	•	•	•	•

QUALIFICATIONS OF 2023 DIRECTOR NOMINEES AND CONTINUING DIRECTORS

Class III Director Nominees:

Jerome R. Bailey Age:	46
Mr. Bailey has served on the Board of Directors of the Bank since 2013 and serves as Vice-Chairman of the Board of the Bank, a position he has held since 2016. Since 2004, Mr. Bailey has been the Managing Member of Bailey Real Estate Holdings, LLC, a residential real estate development and full service asset-management company located in Washington, D.C. Mr. Bailey has acquired and developed close to 1,000,000 square feet of multi-family projects in Washington, D.C. Mr. Bailey is a member of the Company's Audit and Corporate Governance Committees. He is also Chairman of the Bank’s Board Loan Committee and is a member of its ALCO, Strategic Innovation, Finance and Risk Committees. Mr. Bailey received a Bachelor of Business Administration in Actuarial Science from the Howard University. Mr. Bailey's qualifications to serve on our Board include his experience in real estate development and operating businesses similar to our typical customer, and his familiarity with and involvement in our key market areas, as well as his banking experience.

Director Since:	2021
Committees: Nominating & Corporate Governance; Audit

Steven J. Schwartz Age:	68
Mr. Schwartz was elected by the Board of Directors to serve as its Chairman of the Board effective as of January 1, 2020. He has served on the Boards of Directors of the Company and the Bank since 2002. He is an attorney and certified public accountant involved in investment in, and management of, companies in a variety of industries. Mr. Schwartz has been chief financial officer and general counsel to a group of companies involved in construction, real estate development, property management, broadcasting, telecommunications, software development and wholesale distribution for over 35 years. He also manages various marketable securities portfolios for a private foundation and high net worth individuals. In 1999, Mr. Schwartz founded Prudent Capital, which manages funds that lend to and invest in profitable, later-stage operating businesses. He continues to serve as the Portfolio Manager of such funds. He has served as an adjunct professor at Georgetown University’s master’s programs and taught corporate finance and real estate tax. He served as a director of a community bank in Rockville, Maryland, from 1995 until its sale in 1998. Mr. Schwartz is a member of the Company’s Compensation Committee, Nominating and Corporate Governance Committee, Audit and Executive Committees. He is also a member of the Bank’s Board and is a member of its Executive, Finance and Loan Committees. Mr. Schwartz received a Bachelor of Arts in Economics from the University of Maryland and a Juris Doctor, with honors, from the University of Maryland School of Law. Mr. Schwartz's qualifications to serve on our Board include his qualifications as both an attorney and a certified public accountant, his extensive banking experience and financial knowledge, his operational experience with the Company and his years of knowledge of our constituents.

Director Since:	2002
Committees: Audit; Compensation; Executive (Chair); Nominating and Corporate Governance

James F. Whalen Age:	61	Mr. Whalen has served on the Boards of Directors of the Company and the Bank since 2001 and serves as Chairman of the Board of Directors of the Bank, a position he has held since January 2015. Since 1994, Mr. Whalen has been the Chief Executive Officer and owner of Investment Properties, Inc., a commercial real estate development and full service asset-management company located in Rockville, Maryland. Mr. Whalen has developed over 1,000,000 square feet of Class A office, industrial and multi-family projects in the Washington metropolitan area and his company continues to provide a full spectrum of asset management services for projects developed by the firm and third parties. Mr. Whalen is a member of the Company's Nominating and Corporate Governance Committee, Compensation and Executive Committees. He is also currently a member of the Bank's Human Resources Committee, Loan Committee, Asset/Liability Committee, Finance Committee and Executive Committee. Mr. Whalen received a Bachelor of Science in Finance from the University of South Carolina. Mr. Whalen's qualifications to serve on our Board include his experience in real estate development and operating businesses similar to our typical customers, and his familiarity with and involvement in our key market areas, as well as his extensive banking experience and his financial knowledge and operational experience with the Company.

Director Since:	2001
Committees: Compensation; Nominating and Corporate Governance; Executive
Class II Continuing Directors:

Edward F. Barry Age:	53
Mr. Barry is the Chief Executive Officer of the Company and the Bank and has been since September 2012. Mr. Barry has served as a director of the Company since 2015 and as a director of the Bank since September 2012. Since that time, the Bank has rapidly expanded throughout the Washington, D.C. and Baltimore metropolitan areas. Under Mr. Barry’s leadership, the Bank has consistently been recognized as one of the top performing banks in the U.S. In 2017, he was named an Ernst & Young Entrepreneur of the Year for the Mid-Atlantic region. Prior to joining the Bank, Mr. Barry was Senior Vice President, Marketing and Analytics at Capital One Bank where he led the product, analytics and marketing teams for the Small Business and Business Banking divisions. Prior to that he was with Bank of America as a Senior Vice President, Strategic Marketing serving in roles across the Commercial, Consumer and Corporate Strategy groups. He also worked as a consultant at Ernst & Young/Cap Gemini in their Strategy and Transformation practice, responsible for creating and implementing initiatives to drive clients’ e-business sales and marketing strategies. Mr. Barry received a Bachelor of Science in Industrial Relations from Cornell University and a Master of Business Administration from the Darden Graduate School of Business at the University of Virginia. He serves on the board of directors of the Mid-Atlantic Chapter of The Make-A-Wish Foundation. Mr. Barry is a member of the Company's Executive Committee. He is also currently a member of the Bank's Loan, Executive, Asset/Liability, Divisions and Human Resources Committees. Mr. Barry's qualifications to serve on our Board include his extensive banking experience and his financial knowledge and operations experience with the Company.

Director Since:	2015
Committee: Executive

C. Scott Brannan Age:	64	Mr. Brannan has served on the Board of Directors of the Company since December 2018. Mr. Brannan is Managing Director of the Mitchell & Emily Rales Family Office. Prior to joining the family office, he served as Chief Financial Officer and, prior to that, as Chairman of the Audit Committee of the board of directors of Colfax Corporation (NYSE: CFX), a publicly traded industrial manufacturing company operating in over 70 countries. At Colfax, Brannan oversaw the financing of the company’s growth, from less than $1 billion in annual revenue to over $4 billion. He also led financial reporting, treasury, taxation, risk management, investor relations and pensions. Mr. Brannan’s corporate experience also includes over a decade at Danaher Corporation (NYSE: DHR), where he held various positions in finance, including Vice President-Administration & Controller and Chief Accounting Officer. In total, Mr. Brannan has participated in over 50 acquisitions, including the strategic analysis, diligence and integration phases. His experience also includes public accountancy, where he most recently served as partner in charge of professional standards for a large regional firm. His career began at Arthur Andersen & Co., with client engagements principally in manufacturing, technology and life sciences, with significant international exposure. He received both Bachelor of Arts and Master’s degrees in Accountancy from Loyola University-Maryland, and has been an active certified public accountant in Maryland since graduating from Loyola. Mr. Brannan's qualifications to serve on our Board include his business and financial expertise.
Director Since:	2018
Committee: Audit (Chair)

Randall J. Levitt Age:	69	Mr. Levitt has served on the Board of Directors of the Company since 2012 and the Board of Directors of the Bank since 2004. Since 1996, he has been the President of Nellis Corporation, a Potomac, Maryland based, private capital management firm that manages a national portfolio of commercial real estate and provides wealth advisory services. In addition, he serves as a trustee of the United Jewish Endowment Fund of Greater Washington, DC and chairs the organization's Investment Committee. He also co-chairs the Washington, D.C. metropolitan area real estate division of the American Israel Public Affairs Committee. Mr. Levitt received a Bachelor of Arts from Brandeis University, summa cum laude, and a Juris Doctor from Yale Law School. Mr. Levitt is a member of the Company’s Audit Committee and is the chair of the Bank’s Special Asset Committee and a member of the Bank's Loan and ALCO committees. Mr. Levitt's qualifications to serve on our Board include his experience leading a capital management firm, his real estate expertise in the Bank's key market areas and his familiarity with our constituents.

Director Since:	2012
Committees: Audit; Executive

Deborah Ratner- Salzberg Age:	70
Ms. Ratner-Salzberg, an attorney, has served on the Board of Directors of the Company since 2016. Ms. Ratner-Salzberg retired as Chairman, Brookfield Properties DC Region in January 2020, a position she held since December 2018. Prior to that, she was President of Forest City Washington, Inc., a division of Forest City Realty, Inc., a Cleveland, Ohio based real estate firm specializing in the development, construction, ownership and management of mixed-use, commercial, and residential developments, and served in various capacities with Forest City since 1985. Ms. Ratner-Salzberg has been a board member of CubeSmart (formerly known as U-Store-It Trust) (NYSE: CUBE) since 2013, a publicly-traded real estate investment trust focused on self-storage facilities. Ms. Ratner-Salzberg is active with numerous District of Columbia community, charitable and professional organizations, including membership on the board of the Federal City Council, the Foundation for the National Archives, the Jewish Federation of Greater Washington, the United Jewish Endowment Fund, the board of trustees of Kenyon College, and the Board of Plant Word. Ms. Ratner-Salzberg is Chairman of the Company’s Nominating and Corporate Governance Committee. Ms. Ratner-Salzberg's qualifications to serve on our Board include her experience in corporate governance matters gained through her experience serving on boards of directors and her knowledge and experience in the planning, development, construction and management of new construction, adaptive re-use and redeveloped real estate projects through her prior roles.

Director Since:	2016
Committees: Nominating and Corporate Governance (Chair); Environmental, Social and Governance

Continuing Class I Directors:

Joshua B. Bernstein Age:	60	Mr. Bernstein has served on the Board of Directors of the Company since 2012 and served on the Board of Directors of the Bank from 2007 to 2012. Since 2005, he has been the Chief Executive Officer of Bernstein Management Corporation and the Managing Principal of that company’s investment and development affiliates. The Bernstein entities own and manage 90 properties encompassing 5,200 apartments and over 4 million square feet of commercial space in the Washington, D.C. metropolitan area. Mr. Bernstein serves as a director on the Washington Board of Truist Bank and he is a member of the Executive Committee of the Federal City Council. Mr. Bernstein is a past Board Chair of the Meyer Foundation and the Sidwell Friends School, and is President of the Diane and Norman Bernstein Charitable Family Foundation. Mr. Bernstein received a Bachelor of Arts in Economics from Tufts University, magna cum laude, a general course degree from the London School of Economics and Political Science, and a Master of Business Administration from Harvard Business School. Mr. Bernstein is the Chairman of the Company’s Compensation Committee and a member of its Nominating and Corporate Governance Committee. Mr. Bernstein's qualifications to serve on our Board include his experience in real estate development and operating businesses similar to our typical customers, and his familiarity with and involvement in our key market areas.
Director Since:	2012
Committees: Nominating and Corporate Governance; Compensation (Chair); Executive; Environmental, Social & Governance (Chair)

Scot R. Browning Age:	61	Mr. Browning has served as President of the Bank, and as a director of the Company and the Bank, since its recapitalization by the current ownership group in 2002. He is also Vice President and Assistant Secretary of the Company. He has over 30 years of banking experience, with a concentration in commercial lending. He currently oversees the commercial lending department, which has grown from $13.7 million to over $1.5 billion in funded loans, during his tenure. In addition, he manages the deposit business development teams. From 1997 to 2002, prior to joining the Bank, he was Senior Vice President, Corporate Lending at United Bank in Bethesda, Maryland and at Century National Bank prior to its acquisition by United Bank. Mr. Browning received a Bachelor of Business Administration in Finance from Stetson University. Mr. Browning also serves on the board of directors of the Business Finance Group, Inc., a Virginia based CDC that originates SBA 504 mortgage loans, and formerly served on the board of directors of Rockville Economic Development, Inc., a partnership formed in 1997 by the City of Rockville to strengthen and broaden the City's economic base through business entrepreneurship. Mr. Browning's qualifications to serve on our Board include his extensive financial knowledge and operational experience, as well as his familiarity and experience with the Bank.
Director since:	2002
Committee: Environmental, Social & Governance

Fred Lewis Age:	57	Mr. Lewis has served on the Board of Directors of the Company since February 2023 and on the Board of Directors of the Bank since 2018. Mr. Lewis is the founder and managing partner of Dominion Financial Services as well as the affiliated Dominion Group of companies. Mr. Lewis provides daily strategic oversight in all of The Dominion Group companies with a special focus on operations and fundraising. The Dominion Group companies include Dominion Properties, a "fix and flip" renovation company that operates throughout Maryland; Dominion Financial Services, a private lender of single family fix and flip and small commercial loans in 49 states; Dominion Management, a specialized property manager that manages single family houses throughout Maryland; and Dominion is Insurance, a captive insurance company that insures the business risks associated with all the Dominion Group of Companies. Mr. Lewis is a graduate of the George Washington University. Mr. Lewis's qualifications to serve on our Board include his extensive experience in real estate, commerce and financing, as well as his familiarity and experience with the Bank.
Director Since:	2023
Committees: Environmental, Social & Governance

CORPORATE GOVERNANCE

Introduction

Our Board members are not required to attend our annual meetings of stockholders. However, all directors are encouraged to attend every annual meeting of stockholders as we believe that the annual meeting is an opportunity for stockholders to communicate directly with directors. If you would like an opportunity to discuss issues directly with the members of the Board, please consider attending this year’s Annual Meeting. At the 2022 annual meeting of stockholders, all directors (who were serving as such) were in virtual attendance.

Corporate Governance Guidelines.

We are committed to sound corporate governance principles, which are essential to running our business efficiently and maintaining our integrity in the marketplace. We have adopted Corporate Governance Guidelines, which set forth the framework within which our Board of Directors, assisted by the committees of our Board of Directors, directs the affairs of our organization. The Corporate Governance Guidelines address, among other things, the composition and functions of our Board of Directors, director independence, compensation of directors, management succession and review, committees of our Board of Directors and selection of new directors. Our Corporate Governance Guidelines are available on our website at www.capitalbankmd.com under the “Investor Relations” tab.

Director Qualifications.

We believe that our directors should have the highest professional and personal ethics and values. They should have broad experience at the policy-making level in business, real estate or banking. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on boards of other companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all stockholders. When considering potential director candidates, our Board of Directors also considers the candidate’s character, judgment, diversity, skill set, specific business background and global or international experience in the context of our needs and those of the Board of Directors.

Director Independence.

Pursuant to Rule 5605(b)(1) of the Nasdaq Rules, a majority of the members of the Board of Directors must be “independent directors” as that term is defined by Nasdaq Rule 5605(a)(2). A director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has evaluated the independence of its members based upon the rules of the Nasdaq Stock Market and the SEC. Applying these standards, our Board of Directors has affirmatively determined that Messrs. Whalen, Bernstein, Levitt, Brannan, Schwartz, Lewis, Bailey and Ms. Ratner-Salzberg are “independent directors” under the applicable rules. Our Board of Directors have determined that Messrs. Barry and Browning are not “independent directors” under the applicable rules because Mr. Barry is an executive officer of both the Company and the Bank and Mr. Browning is an executive officer of the Bank.

As part of this evaluation, our Board of Directors considered the current and prior relationships that each independent director has with the Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our shares by each independent Director, and the matters discussed under “Certain Relationships and Related Party Transactions.”

Family Relationships

There is no family relationship between any of our directors, nominees or executive officers, and there are no arrangements or understandings between the directors and any other person pursuant to which he or she was or is to be selected as a director or nominee.

Leadership Structure.

The Company’s Board of Directors meets at least quarterly and the Board of Directors of the Bank meets monthly. Our Board does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board of Directors, as the Board believes that it is in the best interests of our organization to make that determination from time to time based on the position and direction of our organization and the membership of our Board. We believe this flexibility is important to allow our Board of Directors to determine the appropriate structure based on our specific needs at any given time.

Currently, Mr. Schwartz serves as Chairman of the Board of Directors of the Company and Mr. Whalen serves as Chairman of the Board of Directors of the Bank, while Mr. Barry is the Chief Executive Officer of both the Company and the Bank. We believe at this time this structure (as opposed to combining the positions of chairman and chief executive officer) is appropriate for us for two primary reasons. First, having separate board Chairmen allows Mr. Barry to completely focus on his primary responsibilities, that is, implementing our strategic plans and managing the day-to-day operations of the Company and the Bank, while Messrs. Schwartz and Whalen focus on leading their respective Board in its consideration of strategic issues and monitoring corporate governance, social responsibility, community relations and stockholder issues. Second, we believe that having the Chairman of the Board positions separate from the Chief Executive Officer positions allows the Boards of Directors to more effectively fulfill their obligation to oversee the management of the Company and the Bank.

Code of Business Conduct and Ethics.

We have adopted a Code of Business Conduct and Ethics that applies to all of our directors and employees. This code provides fundamental ethical principles to which these individuals are expected to adhere and operates as a tool to help our directors, officers and employees understand the high ethical standards required for employment by, or association with, our Company. Our Code of Business Conduct and Ethics is available on our website at www.capitalbankmd.com under the “Investor Relations” tab. Any amendments to our Code of Business Conduct and Ethics, or any waivers of its requirements, will be disclosed on our website, as well as by any other means required by Nasdaq Stock Market rules.

Compensation Committee Interlocks and Insider Participation.

For the year ended December 31, 2022, our Compensation Committee consisted of Mr. Bernstein, Mr. Schwartz, and Mr. Whalen. None of them has at any time been an officer or employee of the Company or, has had any relationship with the Company of the type that is required to be disclosed under Item 404 of Regulation S-K. During 2022, none of our executive officers served as a member of the compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Risk Management and Oversight.

General

Our Board of Directors oversees our risk management process, which is a company-wide approach to risk management that is carried out by our management. Our full Board of Directors determines the appropriate risk for us generally, assesses the specific risks faced by us, and reviews the steps taken by management to manage those risks. Our Board of Directors is responsible for overseeing our risk management framework, including policies and practices relating to the identification, measurement, monitoring and controlling our principal business risks and ensuring that our risk management framework is commensurate with its structure, risk profile, complexity, activities and size. Our Board of Directors monitors capital adequacy in relation to risk. Pursuant to our Board of Directors’ instruction, management regularly reports on applicable risks to the relevant committee or the full Board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by our Board of Directors and its committees. Our enterprise risk management program currently reviews risk in numerous areas within the Company, including market, liquidity, reputation, operations and technology, cybersecurity, compliance and legal, and strategic. Our Board of Directors reviews management reports regarding specifically identified risks. With regard to compliance and regulatory risk, our Board of Directors is responsible for reviewing, on an annual basis, our compliance with applicable laws and regulatory requirements and any legal or regulatory matters that could have a material impact on our financial statements, our compliance policies and any material reports or inquiries received from regulators or governmental agencies.

While our full Board of Directors maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk within their particular area of concern. The full Board of Directors receives reports from management, the Audit Committee, the Compensation Committee, and the Environmental, Social and Governance ("ESG") Committee. It reviews certain committee actions and focuses on the most significant risks we face and our general risk management strategy and also ensures that risks we undertake are consistent with board policy. While the Board of Directors oversees our risk management, management is generally responsible for the day-to-day risk management processes. We believe this division of responsibility is the most effective approach for addressing the risks we face and that our board leadership structure supports this approach.

Our Audit Committee is responsible for overseeing our risk management processes relating to: (1) financial reporting risk and internal controls; (2) oversight of the internal audit process; (3) regulatory compliance; (4) SOX reporting; and (5) policies and procedures as they relate to complaints regarding accounting, internal accounting controls and audit matters. The Audit Committee receives reports from management at least quarterly regarding our assessment of risks in its areas of review and the adequacy and effectiveness of internal control systems and operational risk (including compliance risk). Our Director of Internal Audit meets with the Audit Committee on a quarterly basis in executive sessions to discuss any potential risk or control issues involving management. The Audit Committee reports regularly to the full Board, which also considers our entire risk profile.

Our Compensation Committee provides oversight of incentive compensation plans and risk related to compensation.

Our Board of Directors understands its role as stewards of long-term corporate performance, and that the Board has a critical role to play in ensuring that we are aware of, and able to navigate, the evolving risk and opportunities related to ESG matters. Therefore, the board of directors has formed an ESG Committee with formal responsibility to assist the Board of Directors in fulfilling its oversight responsibilities with respect to our development and implementation of corporate social responsibility initiatives, including those related to ESG matters.

Cyber and Information Security

With respect to cybersecurity, on a monthly basis, both our bank-level Information Technology Steering and Enterprise Risk Management Committees receive reports on cybersecurity risks and preparedness. Our Board of Directors then receives a more-streamlined report from the bank-level committees regarding cybersecurity risks and preparedness. While the bank-level Information Technology Steering and Enterprise Risk Management Committees and our bank-level Risk Committee, to which they report, oversees our cybersecurity risk management, our Information Security and Corporate Information Security departments are responsible for the day-to-day cybersecurity risk management processes. Threat from cyber-attacks is severe, attacks are sophisticated and increasing in volume, and attackers respond rapidly to changes in defensive measures. Our systems and those of our customers and third-party service providers are under constant threat and it is possible that we could experience a significant event in the future. We actively monitor the cybersecurity threat landscape with a focus on the financial services sector for trends and new threats. Our Information Security and Corporate

Information Security departments proactively identify and monitor systems to analyze risk to the organization and implement mitigating controls where appropriate. Formal security awareness training is conducted regularly to increase overall employee awareness about cyber threats. We also maintain a cyber insurance policy that is designed to reduce the risk of loss resulting from cyber security breaches.

While we believe that our cybersecurity programs are appropriate and have been effective to prevent material incidents thus far, risks and exposures related to cybersecurity attacks are expected to remain high for the foreseeable future due to the rapidly evolving nature and sophistication of these threats, as well as due to the expanding use of Internet banking, mobile banking and other technology-based products and services by us and our customers.

Environmental, Social & Governance

The Company and the Bank aspire to be the most valued and trusted community bank within the markets we serve. We understand our tremendous obligation to both our shareholders and our communities - to be an institution that achieves superior financial performance while providing access, equity, and opportunity, all while generating societal good through education, technology, and personalized products and experiences for our customers. Our values are to support businesses, help people, and strengthen communities as we grow our operations and revenue. These values are underpinned by integrating ESG into the way we operate to generating long-term, sustainable financial and social value for our stakeholders, including our communities, shareholders, customers, employees, the environment, and regulators. Our ESG purpose is to uphold our fiduciary duty to our shareholders, while helping customers and business owners successfully achieve their goals through partnership and improving societal outcomes by providing accessible and valuable financial service, products, and education to ultimately foster the well-being of the communities in which we operate.

During 2021, the Company established an ESG Committee and engaged with outside consultants to assess our current state of ESG maturity, identify relevant ESG metrics, and develop a roadmap so as to align our ESG framework, metrics, and goals to our Company values. During 2022, we created and introduced a Company-wide ESG policy, defined an initial group of metrics that the Company will utilize to track our progress under the newly established ESG policy, and established reporting mechanisms that will enable future efforts in expanding our ESG metrics. The Company's Corporate ESG Policy allows the Company to assure that ESG principles are incorporated into decision-making regarding management and operations; and inform our stakeholders of our commitment to ESG principles and our mission to support businesses, help people and strengthen communities, as well as grow our operations and revenue. Essential to this mission is our commitment to provide long-term, sustainable financial and social value to our stakeholders, including the communities we serve, our shareholders and our employees.

Our Compensation Committee annually reviews our compensation strategies, benefit plans including insurance and retirement and equity programs, and considers issues of fairness to employees and long-term sustainability of our business as part of their review. Our Nominating and Corporate Governance Committee reviews governance matters and is focused on diversity and considers diversity to be an important consideration as we seek to best understand how to effectively do business in and serve our community.

Our ESG principles set our commitment to prioritize diversity in employment and the delivery of services: diversity of background, experience and perspective which adds value and depth to our teams and contributes to the achievement of better business results. The Company takes pride in creating an an environment in which our internal structure and business practices are driven through our commitment to diversity, equity, inclusion, and belonging.

The ESG policy also formalizes our commitment to environmental stewardship, which drives our efforts to implement solutions that reduce our environmental impact, while protecting our stakeholders. While our business model as a financial institution does not include production or distribution, we still examine ways to reduce waste, promote recycling, conserve or reuse energy, and reduce our carbon footprint with our focus on our physical footprint, green commuting, and technology.

Stock Ownership Guidelines

The Board is currently considering, and in 2023 intends to adopt, stock ownership guidelines for senior executive officers and board members.

Prohibitions on Hedging and Pledging

We consider it improper and inappropriate for our directors, officers and employees to engage in short-term or speculative transactions in our securities or in other transactions in our securities that may lead to inadvertent violations of the insider trading laws. Accordingly, under our Insider Trading Policy, we prohibit:

•the sale of any of our securities “short”;
•any hedging transaction with respect to our securities, including, but not limited to, the purchase or use of, directly or indirectly through any other persons or entities, any stock option, prepaid variable forward contracts, equity swaps, collars, exchange funds or any other instruments designed to offset any decrease in the market value of our securities; and
•holding our securities in a margin account or pledging our securities as collateral, subject to a grandfather exemption for when the Insider Trading Policy was adopted or with prior approval from the Nominating and Corporate Governance Committee.

At the time of our Initial Public Offering in 2018, Mr. Browning had an outstanding pledge of 100,000 shares of our common stock securing a loan that had been in effect for several years. Because the pledge was entered into prior to the adoption of the Insider Trading Policy and to avoid any hardship on Mr. Browning that would have resulted from requiring him to eliminate the pledge, Mr. Browning’s existing pledge at the time of the Initial Public Offering was grandfathered in and that pledge remains outstanding.

Stockholder Communications

Stockholders may communicate with our Board by contacting the Board's Secretary, Mr. James F. Whalen, C/O Capital Bank, 2275 Research Blvd. Suite 600, Rockville, Maryland 20850. All communications will be forwarded directly to the Chairman of the Board for consideration.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has established standing committees in connection with the discharge of its responsibilities. These committees include the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Executive Committee and the Environmental, Social and Governance Committee. Our Board of Directors also may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our corporate governance documents.

Nominating
			&		Environmental,
			Corporate		Social &
	Audit	Compensation	Governance	Executive	Governance
Edward F. Barry				X
Randall J. Levitt	X			X
Deborah Ratner-Salzberg			Chair		X
C. Scott Brannan	Chair
Scot R. Browning					X
Joshua B. Bernstein		Chair	X	X	Chair
Jerome R. Bailey	X		X
Steven J. Schwartz	X	X	X	Chair
James F. Whalen		X	X	X
Fred J. Lewis					X

Number of Meetings in 2022	5	6	2	2	5

Audit Committee. The members of our Audit Committee are Messrs. Brannan (Chairman), Schwartz, Levitt, and Bailey. Our Board of Directors has evaluated the independence of each of the members of our Audit Committee and has affirmatively determined that (1) each of the members of our Audit Committee is an “independent director” under Nasdaq Stock Market rules, (2) each of the members satisfies the additional independence standards under applicable SEC rules for audit committee service, and (3) each of the members has the ability to read and understand fundamental financial statements. In addition, our Board of Directors has determined that each of Messrs. Schwartz and Brannan are financial experts and have the financial sophistication required by the rules of the Nasdaq Stock Market due to their experience and background. Our Board of Directors has also determined that each of Messrs. Schwartz and Brannan qualify as “audit committee financial experts” under the rules and regulations of the SEC.

The Audit Committee assists the Board of Directors in its oversight of the integrity of our financial statements, the management of our independent auditor that audits and reports on our consolidated financial statements, the performance of our internal audit function, the review of reports of bank regulatory agencies, monitoring management’s compliance with the recommendations contained in those reports and our compliance with legal and regulatory requirements related to our financial statements and reporting. Among other things, our Audit Committee has responsibility for:

•selecting and reviewing the performance of our independent auditor and approving, in advance, all engagements and fee arrangements;
•reviewing reports from the independent auditor regarding its internal quality control procedures and any material issues raised by the most recent internal quality-control or peer review or by governmental or professional authorities, and any steps taken to deal with such issues;
•reviewing the independence of our independent auditor and setting policies for hiring employees or former employees of our independent auditor and for audit partner rotation and independent auditor rotation in accordance with applicable laws, rules and regulations;
•resolving any disagreements regarding financial reporting between management and the independent auditor;
•overseeing our internal audit function;
•reviewing operating and control issues identified in internal audit reports, management letters, examination reports of regulatory agencies and monitoring management’s compliance with recommendations contained in those reports;

•meeting with management and the independent auditor to review the effectiveness of our system of internal controls and internal audit procedures, and to address any deficiencies in such procedures;
•monitoring management’s compliance with all applicable laws, rules and regulations;
•reviewing our earnings releases and reports filed with the SEC;
•preparing the Audit Committee report required to be included in our annual report by SEC rules;
•reviewing the adequacy and effectiveness of our accounting and financial controls, including guidelines and policies for assessing and managing our risk exposure;
•establishing and overseeing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters;
•reviewing actions by management on recommendations of the independent auditors and internal auditors;
•reviewing and approving or ratifying related party transactions; and
•handling such other matters as are specifically delegated to the Audit Committee by our Board of Directors from time to time.

Our Audit Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The charter of the Audit Committee is available on our website at www.capitalbankmd.com.

Compensation Committee. The members of our Compensation Committee are Messrs. Bernstein (Chairman), Whalen and Schwartz. Our Board of Directors has evaluated the independence of each of the members of our Compensation Committee and has affirmatively determined that each of the members of our Compensation Committee meets the definition of an “independent director” under Nasdaq Stock Market rules.

Our Board of Directors has also determined that each of the members of the Compensation Committee qualifies as a “nonemployee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

The Compensation Committee assists the Board of Directors in its oversight of our overall compensation structure, policies and programs and assessing whether such structure meets our corporate objectives, the compensation of our named executive officers and the administration of our compensation and benefit plans.

Among other things, our Compensation Committee has responsibility for:

•reviewing and determining, and recommending to the Board of Directors for its confirmation, the annual compensation, annual incentive compensation and any other matter relating to the compensation of our named executive officers; all employment agreements, severance or termination agreements, change in control agreements to be entered into between any executive officer and us; and modifications to our philosophy and compensation practices relating to compensation of our directors and management;
•reviewing and determining, and recommending to the Board of Directors for its confirmation, the establishment of performance measures and the applicable performance targets for each performance-based cash and equity incentive award to be made under any benefit plan;
•taking all actions required or permitted under the terms of our benefit plans, with separate but concurrent authority;
•reviewing, approving and administering each of our benefit plans, and performing such other duties and responsibilities as may be assigned to the Compensation Committee under the terms of such plans;

•reviewing with our Chief Executive Officer the compensation payable to employees other than the named executive officers, including equity and non-equity incentive compensation and other benefits and our total incentive compensation program envisioned for each fiscal year;
•consulting with our Chief Executive Officer regarding a succession plan for our executive officers, including our Chief Executive Officer, and the review of our leadership development process for senior management positions;
•reviewing the performance of our named executive officers;
•reviewing and discussing with management any compensation discussion and analysis included in our annual meeting proxy statements and any other reports filed with the SEC and determining whether or not to recommend to our Board of Directors that such compensation discussion and analysis be so included;
•preparing the Compensation Committee report required by SEC rules to be included in our annual report;
•overseeing the administration of our equity plans and other incentive compensation plans and programs and preparing recommendations and periodic reports to our Board of Directors relating to these matters;
•overseeing and making recommendations to the Board of Directors regarding the Company’s compliance with SEC rules and regulations regarding stockholder approval of certain executive compensation matters, including advisory votes on executive compensation and golden parachute compensation and approval of equity compensation plans;
•conducting an annual evaluation of the performance of the Compensation Committee and the adequacy of its charter and recommending to the Board of Directors any changes that it deems necessary; and
•handling such other matters as are specifically delegated to the Compensation Committee by our Board of Directors from time to time.

Our Compensation Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The charter of the Compensation Committee is available on our website at www.capitalbankmd.com.

Nominating and Corporate Governance Committee. The members of our Nominating and Corporate Governance Committee are Ms. Ratner-Salzberg (Chairman), Messrs. Bernstein, Schwartz, Whalen and Bailey. Our Board of Directors has evaluated the independence of each of the members of our Nominating and Corporate Governance Committee and has affirmatively determined that each of the members of our Nominating and Corporate Governance Committee meets the definition of an “independent director” under Nasdaq Stock Market rules.

The Nominating and Corporate Governance Committee assists the Board of Directors in its oversight of identifying and recommending persons to be nominated for election as directors and to fill any vacancies on the Board of Directors of the Company and each of our subsidiaries, monitoring the composition and functioning of the standing committees of the Board of Directors of the Company and each of our subsidiaries, developing, reviewing and monitoring the corporate governance policies and practices of the Company and each of our subsidiaries.

Among other things, our Nominating and Corporate Governance Committee is responsible for:

•reviewing the performance of our boards of directors of the Company and each of our subsidiaries;
•identifying, assessing and determining the qualification, attributes and skills of, and recommending, persons to be nominated by our Board of Directors for election as directors and to fill any vacancies on the boards of directors of the Company and each of our subsidiaries;
•reviewing the background, qualifications and independence of individuals being considered as director candidates, including persons proposed by our stockholders;

•maintaining a commitment to diversity (including age, race, gender, ethnicity and experience) with respect to identification of potential candidates for membership on the boards of directors of the Company and each of our subsidiaries;
•reviewing and recommending to our Board of Directors each director’s suitability for continued service as a director upon the expiration of his or her term and upon any material change in his or her status;
•reviewing the size and composition of the Board of Directors of the Company and each of our subsidiaries as a whole, and recommend any appropriate changes to reflect the appropriate balance of required independence, knowledge, experience, skills, expertise and diversity;
•monitoring the function of our standing committees and recommending any changes, including the director assignments, creation or elimination of any committee;
•developing, reviewing and monitoring compliance with our corporate governance guidelines and the corporate governance provisions of the federal securities laws and the listing rules applicable to us;
•investigating any alleged violations of such guidelines and the applicable corporate governance provisions of federal securities laws and listing rules, and reporting such violations to our Board of Directors with recommended corrective actions;
•reviewing our corporate governance practices in light of best corporate governance practices among our peers and determining whether any changes in our corporate governance practices are necessary;
•considering any resignation tendered to our Board of Directors by a director and recommend the acceptance of such resignation if appropriate;
•considering questions of possible conflicts of interest involving directors, including operations that could be considered competitive with our operations or otherwise present a conflict of interest;
•overseeing our director orientation and continuing education programs for the Board of Directors;
•reviewing its charter and recommending to our Board of Directors any modifications or changes; and
•handling such other matters as are specifically delegated to the Nominating and Corporate Governance Committee by our Board of Directors from time to time.

Our Nominating and Corporate Governance Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The charter of the Nominating and Corporate Governance Committee is available on our website at www.capitalbankmd.com.

In carrying out its functions, the Nominating and Corporate Governance Committee develops qualification criteria for all potential nominees for election, including incumbent directors, board nominees and stockholder nominees to be included in the Company’s future proxy statements. These criteria may include the following attributes:

•adherence to high ethical standards and high standards of integrity;
•sufficient educational background, professional experience, business experience, service on other boards of directors and other experience, qualifications, diversity of viewpoints, attributes and skills that will allow the candidate to serve effectively on the Board of Directors and the specific committee for which he or she is being considered;
•evidence of leadership, sound professional judgment and professional acumen;
•evidence the nominee is well recognized in the community and has a demonstrated record of service to the community;
•a willingness to abide by any published code of conduct or ethics for the Company and to objectively appraise management performance;

•the ability and willingness to devote sufficient time to carrying out the duties and responsibilities required of a director;
•any related party transaction in which the candidate has or may have a material direct or indirect interest and in which we participate; and
•the fit of the individual’s skills and personality with those of other directors and potential directors in building a board of directors that is effective, collegial and responsive to the needs of the Company and the interests of our stockholders.

The Nominating and Corporate Governance Committee also evaluates potential nominees for the Company’s Board of Directors to determine if they have any conflicts of interest that may interfere with their ability to serve as effective board members and to determine whether they are “independent” in accordance with applicable SEC and Nasdaq Stock Market rules (to ensure that, at all times, at least a majority of our directors are independent).

Prior to nominating or, if applicable, recommending an existing director for re-election to the Company’s Board of Directors, the Nominating and Corporate Governance Committee considers and reviews the following attributes with respect to each sitting director:

•attendance and performance at meetings of the Company’s Board of Directors and the committees on which such director serves;
•length of service on the Company’s Board of Directors;
•experience, skills and contributions that the sitting director brings to the Company’s Board of Directors;
•independence and any conflicts of interest; and
•any significant change in the director’s status, including with respect to the attributes considered for initial membership on the Company’s Board of Directors.

Environmental, Social and Governance Committee. The members of our Environmental, Social and Governance Committee are Messrs. Bernstein (Chairman), Browning, Lewis and Ms. Ratner-Salzberg.

The Environmental, Social and Governance Committee assists the Board of Directors in its oversight responsibilities with regard to, but not limited to, environmental, health and safety, corporate social responsibility, sustainability, philanthropy, corporate governance, reputation, diversity, equity and inclusion, community issues, and any other public policy matters relevant to the Company.

Executive Committee. The Executive Committee’s primary role is to exercise all of the powers of the Board of Directors during the intervals between meetings of the Board of Directors, except as limited by the laws of the State of Maryland, our Articles and our Bylaws. The members of the Executive Committee consist of Messrs. Schwartz (Chairman), Barry, Bernstein, Levitt, and Whalen.

Board and Committee Meetings and Executive Sessions

Our Board held five meetings during fiscal year 2022. During fiscal year 2022, the Board had five separately designated standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Executive Committee and the Environmental, Social and Governance Committee.

In fiscal year 2022, each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of the Board (held during the period for which that person served as a director) and (2) the total number of meetings held by all committees of the Board on which that person served (held during the period served).

It is the Company’s policy that the independent directors of the Company meet in executive sessions without management at least twice on an annual basis in conjunction with regularly scheduled board meetings. Executive sessions at which the independent directors meet with the Chief Executive Officer also may be scheduled.

BENEFICIAL OWNERSHIP OF COMMON STOCK
The following table sets forth information as of the Record Date relating to the beneficial ownership of common stock by (i) each of our directors and executive officers named in the Summary Compensation Table (such executive officers are referred to herein as the “Named Executive Officers”); and (ii) all of our directors and executive officers as a group; and includes all shares of common stock that may be acquired within 60 days of the Record Date. As of the Record Date, no person or group is known by us to own beneficially more than five percent (5%) of the outstanding shares of common stock other than the directors named below. The address of each of the persons named below is the address of the Company except as otherwise indicated.

	Number of	Percent of
	Shares	Class
	Beneficially	Beneficially
Name	Owned	Owned
Directors, Nominees and Named Executive Officers
Jerome R. Bailey(1)	134,363	*
Edward F. Barry(2)	378,040	2.64%
Joshua B. Bernstein(3)	408,822	2.85%
C. Scott Brannan(4)	8,106	*
Scot R. Browning(5)	521,548	3.64%
Karl Dicker(6)	71,402	*
Randall J. Levitt(7)	1,015,289	7.09%
Fred Lewis(8)	44,106	*
Deborah Ratner-Salzberg(9)	66,342	*
Steven J. Schwartz(10)	727,054	5.08%
James F. Whalen(11)	970,016	6.77%
All Directors, Nominees and Named Executive Officers as a Group (11 Persons)	4,345,088	30.34%
*    Denotes less than 1%

(1)    Includes 82,797 shares held by the Jerome R. Bailey Revocable Living Trust. Includes 19,188 shares of our common stock underlying options that are currently exercisable or are exercisable within 60 days of March 28, 2023. Excludes 9,048 shares of our common stock underlying options that are subject to vesting.
(2)    Includes 220,004 shares held with Mr. Barry’s spouse. Includes 48,125 shares of our common stock underlying options that are currently exercisable or are exercisable within 60 days of March 28, 2023. Excludes 60,237 shares of our common stock underlying options and restricted stock awards that are subject to vesting.
(3)    Includes 303,200 shares held by the Bernstein Fund LLC, where Mr. Bernstein owns 16.7%. Includes 154,400 shares held by SandBern Ventures, LLC, where Mr. Bernstein owns 66.67%. Includes 324,000 shares held by Mr. Bernstein’s deceased father, for whom he is executor of his estate. Includes 79,322 shares of our common stock underlying options that are currently exercisable or are exercisable within 60 days of March 28, 2023. Excludes 8,100 shares of our common stock underlying options that are subject to vesting.
(4)    Includes 856 shares held by Mr. Brannan as custodian for the benefit of his daughter and grandchildren. Includes 5,563 shares of common stock underlying options that are currently exercisable within 60 days of March 28, 2023. Excludes 6,540 shares of our common stock underlying options that are subject to vesting.
(5)    Includes 28,271 shares of our common stock underlying options that are currently exercisable or are exercisable within 60 days of March 28, 2023. Excludes 15,649 shares of our common stock underlying options that are subject to vesting. Mr. Browning has pledged 100,000 shares of common stock to secure a loan obligation.
(6)    Includes 43,972 shares of our common stock underlying options that are currently exercisable or are exercisable within 60 days of March 28, 2023. Excludes 22,239 shares of our common stock underlying options that are subject to vesting.
(7)    Includes 263,470 shares held by the Randall James Levitt Revocable Trust (“RJRT”), a trust that benefits Mr. Levitt and for which he acts as sole trustee. Includes 563 shares of our common stock underlying options that are currently exercisable or are exercisable within 60 days of March 28, 2023. Includes 392,000 shares held by BTC Trust Company of South Dakota (“BTC”), FBO the RSL Family Trust (formerly known as the Richard S. Levitt Fifth Trust), whose business affairs are managed by Nellis Corporation (“Nellis”), a company that employs Mr. Levitt and at which he serves as President. Includes 114,500 shares held by Montrose Lending Group, LLC, a company that is (i) owned by (y) NC Associates Corporation (“NC”), a company 50 percent owned by RJRT, and (z) BTC, FBO the RSL Family 2011 Dynasty Trust and the JSL Family 2011 Dynasty Trust whose business affairs, respectively, are managed by Nellis and (ii) managed by NC. Includes 30,000 shares held by BTC, FBO the Brian Z. Tross 2012 B Trust, a trust that benefits one of Mr. Levitt's nephews and whose business affairs are managed by Nellis. Includes 30,000 shares held by BTC, FBO the Adam J. Tross 2012 B Trust, a trust that benefits one of Mr. Levitt's nephews and whose business affairs are managed by Nellis. Includes 30,700 shares owned by RJL Investment Company, LLC, a company that is (i) owned by BTC, FBO the Randall James Levitt 1968 B Trust, a trust that benefits Mr. Levitt and (ii) managed by an entity that is owned by RJRT. Includes 154,056 shares held by Maud Associates, LLC, a company that is 50 percent owned by a trust that benefits one of Mr. Levitt’s daughters and for which Mr. Levitt acts as sole trustee. Excludes the following as to which Mr. Levitt has disclaimed beneficial ownership: 16,800 shares owned by Needle Leaf Associates, LLC, a company owned by one of Mr. Levitt's daughters and her husband; 15,000 shares held by MAL Investment Company, LLC, which is owned by BTC, FBO the Mark Alan Levitt 1966 B Trust, a trust that benefits Mr. Levitt's brother; 73,500 shares held by MAL Revocable Trust, a trust that benefits Mr. Levitt's brother; 13,500 shares held by Beth L. Tross Revocable Trust, a trust that benefits Mr. Levitt's sister; 500 shares held by the Beth L. Tross IRA, an account that benefits Mr. Levitt's sister; 20,000 shares held by BTC, FBO the Beth L. Tross Legacy Trust, a trust that benefits Mr. Levitt's sister and the descendants of Mr. Levitt's brother-in-law; 3,000 shares held in a joint account by Mr. Levitt's sister and brother-in-law; 4,000 shares held by the Nathan R. Tross IRA, an account that benefits Mr. Levitt's brother-in-law; 300 shares held by Adam J. Tross, one of Mr. Levitt's nephews; and 2,000 shares held by Brian Z. Tross, one of Mr. Levitt's nephews. Also excludes 7,512 shares of our common stock underlying options that are subject to vesting.
(8)    Includes 16,672 shares held by Dominion Insurance, Inc. where Mr. Lewis is a managing partner. Includes 16,489 shares of our common stock underlying options that are currently exercisable or are exercisable within 60 days of March 28, 2023. Excludes 8,396 shares of our common stock underlying options that are subject to vesting.
(9)    Includes 14,632 shares held by the Deborah Ratner-Salzberg Trust. Excludes 62,800 shares owned by R. Capital II, Ltd, as to which Ms. Ratner-Salzberg has disclaimed beneficial ownership. Includes 14,400 shares of our common stock underlying options that are currently exercisable or are exercisable within 60 days of March 28, 2023. Excludes 6,552 shares of our common stock underlying options that are subject to vesting.
(10)    Includes 663,313 shares held by Prudent Investments, LLC where Mr. Schwartz is a Manager. Includes 19,689 shares of our common stock underlying options that are currently exercisable or are exercisable within 60 days of March 28, 2023. Excludes 9,796 shares of our common stock underlying options that are subject to vesting.
(11)    Includes 58,400 shares held by Millennium Trust Company, LLC FBO James Whalen. Includes 614,754 shares held by the James F. Whalen Revocable Trust. Includes 240,409 shares held by the Whalen Family, LLC. Includes 2,821 shares held by NMW Investments, LLC. Includes 2,821 shares held by KAW Investments, LLC. Includes 19,689 shares of our common stock underlying options that are currently exercisable or are exercisable within 60 days of March 28, 2023. Excludes 9,796 shares of our common stock underlying options that are subject to vesting.
EXECUTIVE OFFICERS WHO ARE NOT SERVING AS DIRECTORS

Set forth below is information regarding each of our current executive officers who are not directors of the Company, including their title, age and brief biography describing each executive officer’s business experience.

Name	Age	Position
Karl Dicker	48	President of OpenSky® & Fintech
Connie Egan	61	Principal Financial and Accounting Officer of the Company and Bank
Gary Kausmeyer	42	Executive Vice President and Chief Risk/Compliance Officer of the Bank
JJ Kaye	38	Executive Vice President and Chief Marketing Officer of the Bank
Steve Poynot	44	Executive Vice President and Chief Operating Officer of the Bank
Eric Suss	46	Executive Vice President and Chief Human Resource Officer of the Bank
Sandeep Uthra	55	Executive Vice President and Chief Information Officer of the Bank
Kathy Yamada	57	Executive Vice President and Chief Credit Officer of the Bank

Karl Dicker. Mr. Dicker joined the Bank in 2018 as Chief Operating Officer and in October 2022, he transitioned to President of OpenSky® & Fintech.  He currently has accountability for the OpenSky® division of the Bank as well as marketing and fintech strategy across the entire Bank. Prior to joining the Bank, Mr. Dicker was Senior Vice President at Capital One Bank where he led Treasury Management Strategy, Marketing & Analytics and served as Head of Enterprise Payments. Mr. Dicker spent more than 16 years at Capital One in various positions across consumer, business and commercial business lines in functional roles ranging from corporate strategy to operations to sales enablement to business transformation and analysis.  Mr. Dicker received a Bachelor of Science in Civil Engineering from Worcester Polytechnic Institute, and a Master of Business Administration from the Fuqua School of Business at Duke University. Since 2012, he has also served as a Trustee on the Shaare Torah Board and served terms as VP of Finance and as an Executive Committee member.

Connie Egan. Ms. Egan, a certified public accountant, has served as Capital Bank's Principal Accounting and Financial Officer since February 28th, 2023. She has served as the Bank’s Chief Accounting Officer since September 2020, and previously served as the Bank’s Senior Vice President, Director of Financial Planning and Analysis from August 2018 until September 2020. Prior to joining the Bank, Ms. Egan served as Chief Financial Officer for several community banks (including two publicly traded banks) and as an independent member of the Board of Directors of one bank. Ms. Egan received a Bachelor of Science in Business Administration, majoring in Accounting from the University of Connecticut.

    Gary Kausmeyer. Mr. Kausmeyer, joined Capital Bank in February 2020 as Executive Vice President, Chief Risk/Compliance Officer and has over 15 years of experience implementing and managing risk in publicly traded financial institutions.  He has extensive experience in Appraisal Review, Bank Secrecy Act/Anti-Money Laundering Compliance, Enterprise Risk Management, Information Security, Internal Audit, Loan Review,

Regulatory Compliance, Security/Fraud Investigations, and Vendor Risk Management. Prior to joining Capital Bank, Mr. Kausmeyer served as an independent consultant advising clients on risk management. Before that, since June 2011, Mr. Kausmeyer previously served in several senior risk management roles at community banks across the country, including as SVP, Deputy Chief Risk Officer for Banc of California, NA and as EVP, Chief Risk Officer for both Los Alamos National Bank and First Place Bank.  Prior to his banking career, Mr. Kausmeyer worked in Assurance Services in the public accounting sector. Mr. Kausmeyer attended the ABA Stonier Graduate School of Banking at the University of Pennsylvania and earned both his Stonier Diploma and Wharton Leadership Certificate.  Mr. Kausmeyer earned a Master of Accountancy from the Jack C. Massey Graduate School of Business at Belmont University and a Bachelor of Business Administration in Accounting and Legal Studies from the University of Miami (FL).  Mr. Kausmeyer is a Certified Public Accountant, Certified Anti-Money Laundering Specialist, Certified in Risk and Information Systems Control, and a Certified Sarbanes-Oxley Expert.

JJ Kaye. Mr. Kaye joined Capital Bank in November 2022 and serves as Executive Vice President, Chief Marketing Officer with over 15 years experience leading strategy and creative across brand, acquisition and product innovation. Prior to joining Capital Bank, since 2019, he served as a Director of Innovation, Partner at Meaningful Works, leading cross-disciplinary teams, developing digital lines of business, and account development. Prior to his time at Meaningful Works, he founded High Pressure Zone and partnered with industry leaders to build and launch customer-centric products and brands. Mr. Kaye graduated from UCLA with a Bachelor of Fine Arts degree in Design Media Arts.

Steve Poynot. Mr. Poynot joined Capital Bank in October 2022 as Executive Vice President, Chief Operating Officer and has over 25 years of experience in business development, data and financial analysis, risk management, strategic planning, operations and information management, and technology delivery. Mr. Poynot previously served as Executive Vice President and Chief Operating Officer of F&M Trust from February 2022 to September 2022. In this role he had the management responsibility for Commercial & Retail Banking, Information Technology, Deposit & Loan Operations, Project Management, and Facilities. Prior to this role, Mr. Poynot served as Executive Vice President and Chief Information Officer at Howard Bank. Mr. Poynot served Howard Bank in various roles for over 17 years, including serving as Chief Credit Officer for the bank and spent a period of time building out the commercial banking infrastructure for Howard Bank with the creation of the Credit department as well as the Client Services Support Team. Currently, he is responsible for managing day to day operations of the company, directly managing the divisional leaders for sales, credit, branch, product, and operations. Mr. Poynot earned a Master of Business Administration from Loyola University and is a graduate of the University of Baltimore with a Bachelor of Business Administration in Finance.

Eric Suss. Mr. Suss joined Capital Bank in 2012 and has over 20 years of experience in human resources and talent development. He serves as Executive Vice President, Chief Human Resources and is responsible for attracting, retaining, and developing the best talent in a highly competitive market, as well as compensation, benefits, employee relations and internal communications. Mr. Suss graduated from the University of Maryland and is a Senior Certified Professional with the Society for Human Resource Management.

Sandeep Uthra. Mr. Uthra joined Capital Bank in September of 2021 as Executive Vice President, Chief Information Officer and has over 20 years of experience in developing and executing information technology strategies in the financial services space. Mr. Uthra previously served in senior information technology executive roles at various financial institutions including Chief Information Officer of Truliant Federal Credit Union and executive roles at Bank of America. Currently, he is responsible for developing strategic direction for Capital Bank's overall technology landscape, digital transformation and solutions for enhanced customer experience and strategic growth. Mr. Uthra earned an Executive Master of Business Administration from Queens University, McColl School of Business and is a graduate of Amravati University with a Bachelor of Computer Engineering degree.

Kathy Yamada. Ms. Yamada has served as our Chief Credit Officer since December 2010 and has over 25 years of banking experience. She is responsible for the Bank’s credit administration function including credit policy, loan approval process, loan quality, portfolio risk management and special assets. Ms. Yamada is also a member of the Bank’s Management Loan Committee, Credit Loan Committee and Special Assets Committee.

Since joining the Bank, Ms. Yamada has successfully managed the reduction in the Bank’s criticized, classified and overall non-performing asset levels. Ms. Yamada’s prior banking experience includes a 20 year career with Equitable Bank, headquartered in Wheaton, Maryland, as Senior Vice President, where she was responsible for managing that bank’s loan origination and credit administration functions and the residential mortgage loan origination division. As a member of Equitable Bank’s senior management team, Ms. Yamada played a key role in Equitable Bank’s conversion from a mutual savings and loan association to a publicly traded bank.  Following the sale of Equitable Bank in 2003, she continued her community banking career in various consulting and loan origination positions. Kathy joined Fannie Mae’s multi-family legal team in 2007 as a paralegal in the Housing and Community Development division providing support in the revision and re-launch of the Delegated Underwriting and Servicing Guide. Ms. Yamada received a Bachelor of Arts in Finance from the University of Maryland.

COMPENSATION OF NON-EMPLOYEE DIRECTORS
The following table sets forth compensation paid or awarded to, or earned by, each of our directors (except for Messrs. Barry and Browning, whose compensation is disclosed under “Summary Compensation Table” below) during 2022. Each of the Company's Directors also served as Bank Directors during 2022.

	Fees Earned
	or Paid in	Stock
	Cash	Awards	Total
Name	($)	($) (1)	($)
Jerome R. Bailey	62,000	—	62,000
Joshua B. Bernstein	23,400	—	23,400
Joseph M. Greene(2)	14,400	—	14,400
Randall J. Levitt	36,800	—	36,800
Deborah Ratner-Salzberg	14,400	—	14,400
Steven J. Schwartz	109,400	—	109,400
James F. Whalen	87,000	—	87,000
C. Scott Brannan	18,000	—	18,000
(1)    No stock awards or options were granted to the Company's Non-employee Directors during 2022.
(2)    Mr. Greene retired from the Company's Board effective February 1, 2023.

For the year ended December 31, 2022, the directors of the Company, other than the Chairman of the Board, received a $500 monthly retainer in cash. Members of the Company's Audit Committee and Compensation Committee received monthly retainers of $500 and $300, respectively, while members of the Nominating and Governance Committee and Environmental, Social and Governance Committee received a $200 monthly retainer in cash. Mr. Schwartz received a monthly retainer of $5,000 for his services as Chairman of the Board of the Company.

For the year ended December 31, 2022, the directors of the Bank, other than the Bank’s Chairman of the Board, received $800 in cash for each meeting attended of the Board of Directors of the Bank. The Bank’s Chairman of the Board received a monthly retainer of $5,000 in cash.

For the year ended December 31, 2022, the directors on the Bank’s Loan Committee, other than the Bank’s Chairman of the Board, Chief Executive Officer and the Chairman of the Loan Committee, who participate in sixty percent or more of the Loan Committee meetings received a monthly retainer of $800 in cash. The Bank’s Loan Committee Chairman received a monthly retainer of $2,400 in cash.

For the year ended December 31, 2022, the directors on the Bank’s Audit and Compliance Committee, other than the Chairman of the Audit and Compliance Committee, received a $400 monthly retainer in cash. The Chairman of the Bank’s Audit and Compliance Committee received a monthly retainer of $800 in cash.

For the year ended December 31, 2022, the directors on the Bank’s Finance Committee, other than Chairman of the Finance Committee, received a monthly retainer of $400 in cash. The Chairman of the Bank’s Finance Committee received a monthly retainer of $800 in cash.

For the year ended December 31, 2022, the directors of the Bank's Asset/Liability Committee received a monthly retainer of $400 in cash. The Chairman of the Bank's Asset/Liability Committee received a monthly retainer of $800 in cash.

The directors and Chairmen of the Bank's Strategic Innovations Committee and Special Assets Committee receive a monthly retainer of $200 in cash.

EXECUTIVE COMPENSATION

Our named executive officers ("NEOs") for 2022, which consist of our principal executive officer and the Company’s two other most highly compensated executive officers, are:

•Edward F. Barry, Chief Executive Officer of the Company and the Bank;
•Scot R. Browning, President of the Bank; and
•Karl Dicker, Chief Operating Officer of the Bank until October 11, 2022; President of OpenSky® & Fintech

Summary Compensation Table

The following table presents summary information regarding the total compensation awarded to, earned by and paid to our named executive officers for the years ended December 31, 2022 and 2021.

				Stock	Option	All other
Name and principal		Salary	Bonus	Awards	Awards	compensation	Total
position	Year	($)	($)	($)(1)	($)(2)	($)(3)	($)
Edward F. Barry(4)	2022	562,500	164,000	164,000	175,000	37,595	1,103,095
Chief Executive Officer	2021	500,000	235,000	235,000	314,475	35,742	1,320,217

Scot R. Browning	2022	329,400	141,645	—	49,419	52,069	572,533
President of the Bank	2021	318,250	257,800	—	70,539	45,219	691,808

Karl Dicker	2022	357,075	250,670	—	60,705	13,362	681,812
Chief Operating Officer until October 11, 2022; President of OpenSky® & Fintech	2021	345,000	300,150	—	76,475	10,646	732,271

(1)    These amounts represent the aggregate grant date fair value of restricted stock earned in 2022 and 2021, calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are discussed in the Summary of Significant Accounting Policies note and the Stock-Based Compensation note to our consolidated financial statements as of December 31, 2022. The fair market value of shares was based on 100% of the closing price per share of our common stock on the date of grant.
(2)    These amounts represent the aggregate grant date fair value of option awards for the years ended December 31, 2022 and 2021 calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the option award amounts are set forth in the Stock-Based Compensation note to our consolidated financial statements as of December 31, 2022. 2022 option awards were earned in 2022 and granted in 2023.
(3)     “All Other Compensation” for the named executive officers is further described below.
(4)    Mr. Barry's 2021 option awards include a contractual grant issued on January 1, 2021, as well as a discretionary grant issued on December 31, 2021. Mr. Barry's 2021 bonus was $470,000 in total of which 50% is payable in cash and 50% is payable in restricted stock which vests in equal annual installments over a three year period.

ALL OTHER COMPENSATION

		401(k)		Auto	Health &	Director	Club
Name and principal		Match	HSA	Allowance	Welfare	Fee	Dues	Total
position	Year	($)	($)	($)	($)	($)	($)	($)
Edward F. Barry	2022	9,150	3,000	6,000	19,445	—	—	37,595
	2021	8,700	3,000	6,000	18,042	—	—	35,742

Scot R. Browning	2022	9,150	3,000	9,000	14,836	—	16,083	52,069
	2021	8,700	3,000	—	14,255	—	19,264	45,219

Karl Dicker	2022	9,150	—	—	4,212	—		13,362
	2021	8,700	—	—	1,946	—		10,646

Narrative Discussion of Summary Compensation Table

General. We compensate our named executive officers through a combination of base salary, cash bonuses, equity awards and other benefits, including certain perquisites. Each of our named executive officers has substantial responsibilities in connection with our day-to-day operations.

Base Salary. The Compensation Committee reviews and approves base salaries of our named executive officers. In setting the base salary of each named executive officer for the periods presented above, the Compensation Committee relied on market data provided by our human resources department and survey data from industry resources. The Compensation Committee also retains independent consultants as it deems appropriate. Salary levels are typically considered annually as part of our regularly scheduled performance review process and otherwise upon a promotion or other change in job responsibility.

Bonuses. Our named executive officers are also eligible to receive an annual bonus as a percentage of base salary based on our achievement of various metrics. Annual incentive awards are intended to recognize and reward those named executive officers who contribute meaningfully to our performance for the corresponding year. Our Board of Directors has discretion to determine whether and in what amounts or form (cash or stock) any such bonuses will be paid in a given year.

For 2022, the Compensation Committee utilized a performance-based approach for determining incentives for our NEOs. Mr. Barry had a maximum opportunity of 120 percent; Mr. Dicker had a maximum opportunity of 90 percent of salary; and Mr. Browning had a maximum opportunity of 75 percent of salary. Every year the Compensation Committee communicates both quantitative and qualitative performance factors to the CEO. Mr. Barry's goals for 2022 included return on equity, core deposit growth, net loan growth, and OpenSky® loan growth, weighted at 55 percent, and several strategic objectives, weighted 45 percent. Performance goals for Messrs. Browning and Dicker were set by the CEO and included metrics related to net income, return on equity, loan and deposit growth, and other strategic objectives.

At the end of the year, the Compensation Committee assessed the Company's and Mr. Barry's performance including return on equity, core deposit growth, net loan growth, and OpenSky® loan growth and scored the CEO at 87 percent on his qualitative goals (which were weighted 45 percent of his total award opportunity). The Company exceeded its return on equity target and loan growth remained strong at the Company. This resulted in a bonus payout of $328,000 for Mr. Barry, which is reflected in the summary compensation table above (paid 50 percent in cash and 50 percent in restricted stock which vests in equal annual installments over a three year period). The Compensation Committee scored Messrs. Browning and Dicker achievement of performance goals at 43 percent and 70 percent of their respective salaries, respectively, due to the Company's performance on the quantitative objectives for each individually achieving some of the established qualitative components.

The Compensation Committee will lower the quantitative portion of the bonus to 50 percent and increase the qualitative portion to 50 percent for 2023. Mr. Barry will still have a maximum opportunity of 120 percent. The quantitative performance goals for the CEO will include return on equity, core deposit growth, loan growth, mortgage and OpenSky® profitability and net card growth for OpenSky®. These goals will comprise 50 percent of Mr. Barry's incentive award. The remaining 50 percent will be contingent on his success in executing key strategic objectives as communicated to the CEO by the Compensation Committee.

Equity Awards. The stock option awards reflected in the table above were issued pursuant to the Capital Bancorp, Inc. 2017 Stock and Incentive Compensation Plan, as amended (the "2017 Plan"), which, as described more fully below, allows the Compensation Committee to establish the terms and conditions of the awards, subject to the plan terms. We believe these awards to our executive officers help align the interests of management and our stockholders and reward our executive officers for improved Company performance.

Capital Bank 401(k) Plan. Our 401(k) Plan is designed to provide retirement benefits to all eligible full-time and part-time employees. The 401(k) Plan provides employees the opportunity to save for retirement on a tax-favored basis. Our named executive officers may elect to participate in the 401(k) Plan on the same basis as all other employees. We have elected a safe harbor 401(k) Plan and, as such, make an annual contribution of 3% of eligible employees’ salaries annually. An employee does not have to contribute to receive the employer contribution.

Health and Welfare Benefits. Our named executive officers are eligible to participate in the same benefit plans designed for all of our full-time employees, including health, dental, vision, disability and basic group life insurance coverage. The purpose of our employee benefit plans is to help us attract and retain quality employees, including executives, by offering benefit plans similar to those typically offered by our competitors.

Perquisites. We provide our named executive officers with a limited number of perquisites that we believe are reasonable and consistent with our overall compensation program to enable us to attract and retain superior employees for key positions. Our Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers. Based on these periodic reviews, perquisites are awarded or adjusted on an individual basis. The perquisites received by our named executive officers in 2022 and 2021 included automobile and transportation allowances and club memberships.

Nonqualified Deferred Compensation Plan

In December 2021, the Board of Directors of the Bank approved and adopted a Nonqualified Deferred Compensation Plan (the "NQDCP"). The NQDCP constitutes an unfunded, nonqualified deferred compensation plan that provides deferred compensation benefits for a select group of management and highly compensated employees. Pursuant to the terms of the NQDCP, the Bank will make discretionary credits to participants' accounts for any year. The credits will vest in full upon completion of ten years of service by the participant. Participants' accounts will bear interest from the annual deemed contribution date of December 31 each year based on the rate of the ten year treasury rate as of December 31 for each following year. Participants are entitled to receive a distribution of their vested accounts generally upon a termination of employment (including by reason of disability or death), which will be distributed in ten equal annual installments. Any amounts credited to a participant's account that are not vested at the time of a distribution event shall be forfeited. For 2022, Mr. Barry, Mr. Browning, and Mr. Dicker were credited $115,000, $49,410, and $53,560, respectively, as part of the NQDCP.

Compensation Consultants

From time to time, the Compensation Committee will retain independent consultants to benchmark compensation at the Company. The Compensation Committee did not engage a compensation consultant during 2021. For 2022, the Compensation Committee retained ChaseCompGroup, LLC as the Compensation

Committee's independent compensation consulting firm. ChaseCompGroup, LLC reviewed executive and director pay levels as well as assisted the Compensation Committee with annual and long-term incentive programs and reviewed employment contracts.

ChaseCompGroup, LLC reports directly to the Chair of the Compensation Committee. ChaseCompGroup, LLC consultants do not have any personal or business relationships with any member of management or the Compensation Committee. The Compensation Committee will assess the independence of ChaseCompGroup, LLC annually in light of SEC rules regarding compensation consultant independence to ensure there are no conflict of interest issues.

Agreements with Named Executive Officers

We have entered into employment agreements with our Chief Executive Officer, Edward F. Barry, President, Scot R. Browning, and Chief Operating Officer, Karl Dicker, each of which is summarized below.

Employment Agreement with Edward F. Barry

On January 7, 2019, the Company and the Bank entered into an employment agreement, effective as of January 1, 2019, with Edward F. Barry, Chief Executive Officer of the Company and the Bank. This employment agreement was subsequently amended on June 15, 2021 and expired on June 30, 2022.

On June 29, 2022, the Company and the Bank entered into a new employment agreement with Mr. Barry (the "Barry Employment Agreement"). The Barry Employment Agreement provides for an initial term of three years ending on June 30, 2025, subject to automatic renewals for an additional year each year thereafter, unless any party provides written notice of non-renewal at least six months in advance of the anniversary date (June 30th of each year beginning in 2025). Pursuant to the Barry Employment Agreement, Mr. Barry is entitled to an annual base salary of $575,000 in calendar year 2022. Beginning in 2023, Mr. Barry’s base salary will be subject to an annual review by the Compensation Committee for a possible increase, but not a decrease. The Barry Employment Agreement further provides that Mr. Barry is eligible to receive (i) annual incentive compensation up to an additional 120% of his base salary, which incentive compensation shall be paid one-half in common stock and one-half in cash, subject to annual review by the Company's Board, and (ii) an incentive stock option award, as determined by the Compensation Committee, of the Company’s common stock on each of January 1, 2023 and January 1, 2024. The stock option awards shall vest ratably in four equal annual installments on January 1st each year after the grant date (provided 100% shall vest upon a change in control, as defined in the Barry Employment Agreement). Mr. Barry is also eligible to receive benefits under any employee benefit plans made available by the Company or the Bank to senior executives including, but not limited to, retirement plans, supplemental retirement plans, medical, disability, life insurance plans, and any other employee benefit plan or arrangement made available by the Company or the Bank in the future to senior executives. Mr. Barry also received a $1,500,000 term life insurance policy payable to his designated beneficiaries on death and a $500 per month car allowance.

Mr. Barry is entitled to certain severance benefits upon the occurrence of an event of termination without cause or if Mr. Barry resigns for good reason at least a year prior to a change in control, in each case as outlined and defined in the Barry Employment Agreement. Following an event of termination without cause or a resignation for good reason at least a year prior to a change in control, the Bank shall pay Mr. Barry as severance for 18 months (i) Mr. Barry’s monthly base salary in effect on the date of termination and (ii) an amount equal to 50% of the target annual incentive payment, which target shall be 100% of Mr. Barry’s base salary in effect on the date of termination, in equal monthly installments. Additionally, the Bank will continue to cover Mr. Barry under its medical coverage, or under appropriate substitute individual coverages, which shall cease upon the earlier of 18 months or the date on which he becomes a full-time employee of another employer that provides substantially similar medical coverage. If the Bank cannot continue to cover Mr. Barry under its existing medical plan, the Bank will pay him cash during the 18 month period equal to the annual premium amount.

Upon an event of termination without cause or if Mr. Barry resigns for good reason within one year of a change in control of the Company during the term of the Barry Employment Agreement, the arrangements described above will apply, except that the (i) continuation of Mr. Barry’s base salary, at the rate in effect on the effective date of termination and (ii) the payment of an amount equal to 50% of the target annual incentive payment, which target shall be 100% of Mr. Barry’s base salary in effect on the date of termination in equal monthly installments, shall each be for a period of 30 months. Mr. Barry's contract prohibits any excess parachute payments pursuant to Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). The payment of all such severance amounts and benefits is contingent upon Mr. Barry’s timely execution, and non-revocation of, a severance and release agreement and the continued observance of all post-termination obligations for the periods described in the Barry Employment Agreement.

Employment Agreement with Scot R. Browning

On January 1, 2022, the Bank entered into an employment agreement with Mr. Browning pursuant to which he serves as President and Chief Lending Officer of the Bank.  The employment agreement provides for a term of three years. Under the employment agreement, Mr. Browning is entitled to an annual base salary of $318,250 which will be subject to an annual review by the Compensation Committee of the Company’s Board for a possible increase, but not a decrease. Mr. Browning is eligible to receive an annual incentive bonus of up to an additional 50% of his base salary, of which one fourth of any amount earned will be payable in stock.  Mr. Browning is eligible to receive benefits under any employee benefit plans made available by us to senior executives including, but not limited to, retirement plans, supplemental retirement plans, medical, disability, life insurance plans, and any other employee benefit plan or arrangement made available by the Bank in the future to its senior executives.  The Bank also reimburses Mr. Browning for the membership fees of certain country clubs and a $750 per month car allowance. Mr. Browning also received a $250,000 term life insurance policy payable to his designated beneficiaries on death.

Mr. Browning’s employment agreement provides for certain severance benefits upon the occurrence of an event of termination, if Mr. Browning resigns for good reason, or upon an event of termination within one year following a change in control of the Bank during the term of the employment agreement, in each case as defined in his employment agreement.  Following an event of termination or such resignation, the Bank shall pay Mr. Browning as severance 18 months of continued base salary.  Any earned but unpaid incentive compensation for a prior completed calendar year shall be paid to Mr. Browning in a lump sum no later than two and one half months after the end of the calendar year in which it was earned.  Unless the Bank’s Board of Directors determines otherwise, no prorated incentive compensation shall be paid with respect to the year in which the event of termination occurs and no acceleration of vesting of outstanding compensatory equity awards shall be provided, except that if the date of termination is six months or more into a calendar year, Mr. Browning shall be paid a prorated bonus for the portion of the calendar year worked.  Additionally, the Bank will continue to cover Mr. Browning under its medical coverage, or under appropriate substitute individual coverages, for 18 months.

Mr. Browning's contract prohibits any excess parachute payments per Section 280G of the Code.

The payment of all such severance amounts and benefits is contingent upon Mr. Browning’s timely execution, and non-revocation of, a release of all claims in a form provided by the Bank, and the continued observance of all post-termination obligations contained in the employment agreement.

Employment Contract With Karl Dicker

On April 30, 2018, the Bank entered into an employment contract with Mr. Dicker pursuant to which he serves as the Executive Vice President and Chief Operating Officer of the Bank and in October 2022, Mr. Dicker transitioned to President of OpenSky® & Fintech, a division of the Bank. Mr. Dicker is entitled to an annual base salary of $285,000 (which was increased to $290,000 for 2019, $300,151 for 2020, $345,000 for 2021 and $357,075 for 2022) and is eligible to receive an annual incentive bonus of up to an additional 60% of his annualized salary. Under the employment contract, Mr. Dicker was granted: (1) 12,000 shares of the Company's restricted stock which shall vest ratably over four (4) years, after the first year; and, (2) 12,000 stock options to purchase the Company's stock which vest ratably over four (4) years, after the first year. Mr. Dicker was also given the option to purchase 20,000 of the Company shares at a stated price of $12.38. Pursuant to the employment contract, Mr. Dicker is eligible to receive benefits under any employee benefit plans made available by the Bank to senior executives including but not limited to, retirement plans, medical, disability, life insurance plans and any other employee benefit plan or arrangement made available by the Bank in the future to the senior executives.

Mr. Dicker's employment contract provides that if, following a change of control of the Bank, his employment is terminated or his compensation is reduced, his role, responsibilities and title are dramatically reduced, or he is asked to relocate outside of the Washington, D.C. metropolitan area, the Bank shall pay Mr. Dicker his salary and fringe benefits for twelve (12) months, providing that such payments will be discontinued if Mr. Dicker is employed as an officer or consultant of another financial institution located in the Washington, D.C. metropolitan area at any time during this twelve (12) month period. In the event of a change of control, all of Mr. Dicker's unvested restricted stock and/or stock options will vest immediately. If Mr. Dicker's employment is terminated voluntarily or for theft, willful violation of the law, failure to perform his material duties, for cause or due to death or disability that render him unable to perform his job, then, in any such case, his salary, bonus and fringe benefit will cease upon termination of his employment.

Capital Bancorp, Inc. 2017 Stock and Incentive Compensation Plan

General. The 2017 Plan was adopted by our Board of Directors on August 3, 2017 and approved by our stockholders on August 29, 2017. The 2017 Plan was subsequently amended in 2021 to increase the number of shares available for grant under such plan and will terminate on August 29, 2027. The 2017 Plan was designed to ensure continued availability of equity awards that will assist the Company in attracting, retaining and rewarding key employees and directors. The purpose of the 2017 Plan is to promote the growth and profitability of the Company by providing key employees and directors with incentive compensation opportunities in the form of stock options, SARs, restricted stock and/or restricted stock units, thereby aligning their interests with those of the Company’s stockholders.

Shares Available for Awards. At plan inception, up to 1,120,000 shares of common stock (which includes the 946,480 shares that were available for issuance under the 2002 Plan as of August 29, 2017), plus that number of shares covered by awards under the 2002 Plan, that expire or are otherwise terminated or forfeited at any time after August 29, 2017, were available for issuance under the 2017 Plan. In 2021, an additional 900,000 shares were authorized for a total of 2,020,000. As of December 31, 2022 there were 811,160 shares subject to outstanding options or other awards and 896,462 shares available for issuance under the 2017 Plan. Shares of common stock related to any unexercised or unvested award granted under the 2017 Plan that terminate or expire, or are subsequently forfeited or cancelled for any reason, will also become available for re-grant under the 2017 Plan.

Administration. The Compensation Committee administers the 2017 Plan. Among other powers, the Compensation Committee has full and exclusive power to interpret the 2017 Plan, grant awards, and to determine the number of shares of common stock that will be subject to the awards. The Compensation Committee has delegated authority to the Chief Executive Officer to grant, and designate recipients for, a limited number of awards under the Equity Plan, and to determine the number of shares issued to such recipient. The delegated authority covers vice presidents and senior vice presidents. The delegated authority is regularly monitored by the Compensation Committee.

Eligibility for Participation. The 2017 Plan is available to all directors of the Company and its subsidiaries and all officers and employees of the Company and its subsidiaries. Subject to the provisions of the 2017 Plan, the Compensation Committee has the authority to select from all eligible individuals those to whom awards are granted and to determine the nature and amount of each award.

Types of Awards. The Compensation Committee, in its sole discretion, may grant various forms of incentive awards, including stock options, SARs, restricted stock and restricted stock units. Each award will be reflected in an agreement between the Company and the relevant recipient and will be subject to the terms of the

2017 Plan, together with any other terms or conditions contained therein that are consistent with the 2017 Plan and that the Compensation Committee deems appropriate.

Stock Options. The Compensation Committee may grant stock options intended to qualify as incentive stock options, or ISOs, within the meaning of Section 422 of the Code, or so-called “nonqualified stock options” that are not intended to so qualify as incentive stock options, or NQSOs, or any combination of ISOs and NQSOs.

The Compensation Committee determines the term of each option and the exercise price per share for options on the date of grant, provided that the exercise price of any option granted under the 2017 Plan can never be less than the fair market value of the underlying shares of common stock on the date of grant. The Compensation Committee may impose in an award agreement such restrictions on the shares deliverable upon exercise of a stock option as it deems appropriate, including that such shares will constitute “restricted shares” subject to restrictions on transfer.

Stock Appreciation Rights. The Compensation Committee determines the period when SARs vest and become exercisable, as well as the fair market value of the shares of common stock underlying the SARs on the date of grant and the date of exercise. The exercise price of any SAR that is intended to be an exempt stock right under Section 409A of the Code can never be less than the fair market value of the underlying share of common stock on the date of grant. A SAR may only be exercised when the fair market value of the underlying share of common stock exceeds the fair market value of the share on the grant date. Upon exercise of a SAR, the participant will receive an amount equal to the excess of the fair market value of the underlying share on the date of exercise over the fair market value on the date of grant.

Restricted Stock. An award of restricted stock involves the immediate transfer by the Company to the participant of a specific number of shares of common stock which are subject to a risk of forfeiture and a restriction on transferability. This restriction will lapse following a stated period of time. The participant does not pay for the restricted stock and has all of the rights of a holder of a share of common stock of the Company (except for the restriction on transferability), including the right to vote and receive dividends unless otherwise determined by the Compensation Committee and set forth in the award agreement. Except as provided otherwise in an award agreement, if a participant’s employment with the Company or its subsidiaries is terminated for any reason at any time during which any portion of an award of restricted stock remains subject to restrictions, that portion will automatically be forfeited and returned to the Company.

Restricted Stock Units. An award of a restricted stock unit is similar to a restricted stock award, except that no shares are issued at the time of the grant. In addition, holders of restricted stock units will have no voting rights, but they may be entitled, if so determined by the Compensation Committee, to receive dividend equivalents. Upon the lapse of the restrictions related to a restricted stock unit, the participant is entitled to receive, without any payment to the Company, an amount equal to the fair market value of the shares of common stock represented by the restricted stock unit on the date of exercise. Except as otherwise provided in an award agreement, if a participant’s employment with the Company or its subsidiaries terminates for any reason at any time during which any portion of an award of a restricted stock unit remains subject to restrictions, that portion will automatically be forfeited and returned to the Company.

Repricings and Substitutions of Awards. Without the prior consent of our stockholders, outstanding stock options and SARs cannot be repriced, directly or indirectly. Subject to applicable law and the terms of the 2017 Plan, the Compensation Committee may: (i) modify, extend and renew awards to modify the terms of an award agreement, provided that no modification, extension or renewal may have the effect of lowering the exercise price of any award except in connection with adjustments related to capitalization and other corporate changes as described above; and/or (ii) accept the surrender of awards granted under the 2017 Plan or under any other equity compensation plan of the Company and replace them with new awards pursuant to the 2017 Plan, so long as the substituted awards do not specify a lower exercise price than the surrendered awards. However, substituted awards may be of a different type than the surrendered awards, may specify a longer term than the surrendered awards and may contain other terms authorized by the 2017 Plan.

Amendment and Termination. Our Board of Directors may, at any time and from time to time and in any respect, terminate, amend or modify the 2017 Plan, including to ensure that the 2017 Plan and each award granted under the 2017 Plan comply with applicable law, regulations and stock exchange rules provided that no amendment (other than a capital adjustment) may adversely affect any outstanding award, without the written consent of the participant holding such outstanding award. Such termination, amendment or modification may be without stockholder approval except to the extent that such approval is required by the Code, pursuant to the rules under Section 16 of the Exchange Act or under any other applicable laws, rules or regulations.

Change in Control. Unless the Compensation Committee determines otherwise, if a change in control (as defined in the 2017 Plan) occurs in which the Company is not the surviving corporation (or the Company survives only as a subsidiary of another corporation), all outstanding awards that are not exercised or paid at the time of the change in control will be assumed by, or replaced with awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation). The Compensation Committee will have the discretion to provide for full or partial vesting of awards upon a participant’s involuntary termination of employment or service that occurs in connection with a change in control, subject to the terms and conditions of a participant’s employment agreement, or if none, the award agreement. If the vesting of any such awards is based, in whole or in part, on the attainment of certain performance goals, the vesting of such awards may accelerate pro rata based on the portion of performance period completed as of the date of the termination or based on our actual performance based on a shortened performance period which extends through the end of the fiscal quarter immediately preceding the termination of employment or service.

In the event of a change in control, if all outstanding awards are not assumed by, or replaced with awards with comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation), the Compensation Committee may take any of the following actions with respect to any or all outstanding awards, without the consent of any participant: (i) the Compensation Committee may determine that outstanding stock options and SARs will automatically accelerate and become fully exercisable, and the restrictions and conditions on outstanding stock awards, stock units, cash awards and dividend equivalents will immediately lapse; (ii) the Compensation Committee may determine that all or a portion of certain outstanding awards will terminate, upon notice to participants, and participants will receive a payment in settlement of awards in such amount and form as may be determined by the Compensation Committee; (iii) the Compensation Committee may require that participants surrender their outstanding stock options and SARs in exchange for a payment, in cash or stock as determined by the Compensation Committee, equal to the amount (if any) by which the fair market value of the shares of common stock subject to the unexercised stock option and SAR exceed the stock option exercise price or base price; or (iv) the Compensation Committee may terminate outstanding stock options and SARs after giving participants an opportunity to exercise the outstanding stock options and SARs. Such surrender, termination or payment will take place as of the date of the change in control or such other date as the Compensation Committee may specify. If the per share fair market value of our stock does not exceed the per share exercise price or base price, as applicable, we will not be required to make any payment to the participant upon surrender of the stock option or SAR.

Section 162(m) of the Internal Revenue Code. Under Section 162(m) of the Code, the deduction for a publicly held corporation for otherwise deductible compensation to a “covered employee” is limited to $1 million per year. Previously, a covered employee included an employee who is either the chief executive officer or among the other three most highly compensated officers (other than the chief financial officer). However, as a result of a change to Section 162(m) of the Code in the Tax Act, beginning in 2018 a covered employee includes any employee who was the chief executive officer or chief financial officer at any point during the applicable year, who was among the other three most highly compensated officers for the applicable year, or who was a covered employee in 2017 or any later year. In the case of a corporation that becomes a publicly held corporation in connection with an initial public offering, the $1 million per year deduction limit does not apply during a limited “transition period” to any remuneration paid pursuant to a compensation plan that existed during the period in which the corporation was not publicly held, if the prospectus accompanying the initial public offering disclosed information concerning those plans that satisfied all applicable securities laws then in effect.

The Company intends to rely on the transition relief described in the immediately preceding paragraph in connection with awards under the 2002 Plan and the 2017 Plan until the earliest of the four following events: (i) the expiration of the 2017 Plan; (ii) the material modification of the 2017 Plan; (iii) the issuance of all stock and other compensation that has been allocated under the 2017 Plan; or (iv) the first meeting of the Company’s stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the initial public offering of the Company’s common stock occurs.

Outstanding Equity Awards at December 31, 2022

The following table sets forth, on an award by award basis, information concerning all equity awards held by the Named Executive Officers at December 31, 2022. All options were granted with an exercise price of 100% of market value in accordance with the Company’s 2017 Plan, as amended.

		Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options				Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested
Name	Grant Date	Exercisable	Unexercisable	Exercise Price ($)	Expiration Date
Edward F. Barry	01/01/2019	15,000	5,000	11.41	2024
Edward F. Barry	01/01/2020	10,000	10,000	14.89	2025
Edward F. Barry	01/01/2021	5,000	15,000	13.93	2026
Edward F. Barry	12/31/2021	3,125	9,375	26.41	2026
Edward F. Barry	02/14/2020					5,571	$80,000
Edward F. Barry	02/15/2021					12,936	200,000
Edward F. Barry	02/15/2022					9,495	235,000

Scot R. Browning	12/31/2018	14,000	—	11.38	2023
Scot R. Browning	12/13/2019	8,625	2,875	14.54	2024
Scot R. Browning	12/31/2020	4,250	4,250	13.89	2025
Scot R. Browning	12/31/2021	1,396	4,189	26.41	2026

Karl Dicker	05/21/2018	12,000	—	12.38	2023	3,000	$37,125
Karl Dicker	12/31/2018	16,500	—	11.38	2023
Karl Dicker	12/31/2019	9,375	3,125	14.54	2024
Karl Dicker	12/31/2020	4,583	4,583	13.89	2025
Karl Dicker	01/01/2021					1,666	23,207
Karl Dicker	12/31/2021	1,514	4,541	26.41	2026

Options awarded in 2017 through 2022 (grants expiring in 2022 through 2026, respectively) vest evenly over a four year period. Mr. Barry's stock awards vest in three equal annual installments. Mr. Dicker's 2018 and 2021 stock awards vest in four equal installments and three equal installments, respectively.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In addition to the compensation arrangements with directors and executive officers described in “Executive Compensation” above, the following is a description of transactions since January 1, 2021 to which we have been a party in which the amount involved exceeded or will exceed $120,000, and in which any of our directors (including nominees for election as directors), executive officers or beneficial holders of 5% or more of our capital stock, or their respective immediate family members or entities affiliated with them, had or will have a direct or indirect material interest.

Policies and Procedures Regarding Related Party Transactions

We have adopted written policies to comply with regulatory requirements and restrictions applicable to us, including Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by the Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by the Bank to its executive officers, directors and principal stockholders).

In addition, we have adopted a written policy governing the approval of related party transactions that complies with all applicable requirements of the SEC and the Nasdaq Stock Market concerning related party transactions. A related party transaction is a transaction, arrangement or relationship or a series of similar transactions, arrangements or relationships in which the amount involved exceeds $120,000, in which we or the Bank participate (whether or not we or the Bank are a direct party to the transaction), and in which a related party had, has or will have a direct or indirect material interest. Our related parties include our or any of the Bank’s directors (including nominees for election as directors), executive officers, beneficial owners of 5% or more of our voting securities and immediate family members of any of the foregoing or any entity that any of them controls or in which any of them has a substantial beneficial ownership interest.

Our related party transaction policy is administered by our Audit Committee. This policy requires the Audit Committee to ensure that we maintain an ongoing review process for all related party transactions for potential conflicts of interest and requires that our Audit Committee pre-approve any such transactions or, if for any reason pre-approval is not obtained, to review, ratify and approve or cause the termination of such transactions. Our Audit Committee evaluates each related party transaction for the purpose of determining whether the transaction is fair, reasonable and permitted to occur under our policy, and should be pre-approved or ratified. Relevant factors considered relating to any approval or ratification will include the benefits of the transaction to us, the terms of the transaction and whether the transaction will be or was on an arm’s-length basis and in the ordinary course of our business, the direct or indirect nature of the related party’s interest in the transaction, the size and expected term of the transaction and other facts and circumstances that bear on the materiality of the related party transaction under applicable law and listing standards. At least quarterly, management provides our Audit Committee with information pertaining to related party transactions. Related party transactions entered into, but not approved or ratified as required by our policy concerning related party transactions, are subject to termination by us or the Bank, if so directed by our Audit Committee or our Board of Directors, taking into account factors as deemed appropriate and relevant.

Ordinary Banking Relationships

Certain of our officers, directors and principal stockholders, as well as their immediate family members and affiliates, are customers of, or have or have entered into transactions with us in the ordinary course of business. These transactions include deposits, loans and other financial services-related transactions. Related party transactions are entered into in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risk of collectability or present other features unfavorable to us. Any loans we originate with officers, directors or principal stockholders, as well as their immediate family members and affiliates, are approved by our Board of Directors in accordance with the Bank’s regulatory requirements.

As of December 31, 2022, our officers and directors as well as their immediate families and affiliated companies, as a group, were indebted directly and indirectly to us in the amount of $36.3 million of total exposure, while deposits from this group totaled $90.2 million as of such date. As of December 31, 2022, no related party loans were categorized as nonaccrual, past due, restructured or potential problem loans. We expect to continue to enter into transactions in the ordinary course of business on similar terms with our officers, directors and principal stockholders, as well as their immediate family members and affiliates.

Rockville Maryland Lease

James F. Whalen, one of our directors, owns an interest in, and is President of Investment Properties, Inc. for which we have a transactional relationship with as we lease space for our branch in Rockville, Maryland. This was also the location of our headquarters until October 2021. In accordance with the lease, we have made aggregate lease payments of $81,750 and $78,986 for the years ended 2022 and 2021, respectively. The aggregate lease payments for this location are expected to be $84,612 in 2023. We believe that the terms and conditions of the lease with Investment Properties, Inc. are comparable to terms that would have been available from a third party unaffiliated with us or the Bank.

Private Placement of Subordinated Notes

On November 30, 2020, the Company issued $10.0 million of subordinated notes. The notes mature on November 30, 2030 and are redeemable in whole or part on November 30, 2025. The notes bear interest at a fixed annual rate of 5.00% for the first five years, then adjust quarterly to an interest rate per annum equal to a benchmark rate, which is expected to be the three-month SOFR, plus 490 basis points. The Company incurred related debt issuance costs totaling $50 thousand, which were fully expensed at the time of issuance. The Company used the proceeds from the offering to redeem $13.5 million of 6.95% fixed-to-floating rate subordinated notes issued in November 2015 and called on December 1, 2020. As of December 31, 2022, our directors or their related persons held $2.5 million in aggregate principal amount of the currently outstanding 5.00% subordinated notes.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of the outstanding shares of common stock to file reports with the SEC disclosing their ownership of common stock at the time they become subject to Section 16(a) and changes in such ownership that occur during the year. Based solely on a review of copies of such reports furnished to us, or on written representations that no reports were required, we believe that all directors, executive officers and holders of more than 10% of the common stock complied in a timely manner with the filing requirements applicable to them with respect to transactions during the year ended December 31, 2022, except for a Form 4 that was not timely filed for each of Eric Suss and Kathleen Yamada.

PROPOSAL 2 – AMENDMENT OF THE ARTICLES OF INCORPORATION TO REQUIRE THAT DIRECTORS BE ELECTED BY A MAJORITY OF VOTES CAST IN UNCONTESTED ELECTIONS

Background of the Proposal

The Articles currently provide that our directors are elected by the vote of a plurality of the votes cast in the election of directors, for which purpose unvoted shares and abstentions are not counted. Under this “plurality voting” standard, the nominees who receive the largest number of affirmative votes (although not necessarily a majority of the votes cast) are elected to our Board of Directors, up to the maximum number of directors to be elected. Under a majority voting standard in uncontested director elections, in order to be elected, a majority of the votes cast on the proposal for a nominee’s election must be in favor of such nominee’s election.

In light of corporate governance trends and stakeholder feedback, our Board of Directors is proposing an amendment to the Articles to adopt a majority voting standard. Our Board believes that generally requiring directors to be elected by a majority of votes cast both ensures that only director nominees with broad acceptability among our voting stockholders will be elected to serve as members of our our Board of Director and enhances the accountability of each elected director to our stockholders.

After careful consideration, our our Board of Director has decided to further strengthen our approach to corporate governance and, upon the recommendation of the Nominating and Corporate Governance Committee, unanimously approved, subject to stockholder approval, an amendment to the Articles to implement a majority voting standard in uncontested elections (the “Majority Voting Amendment”). The Majority Voting Amendment changes the voting standard applicable to the election of directors in uncontested elections from a plurality of the votes cast to a majority of the votes cast. In contested elections, directors will continue to be elected by a plurality of the votes cast.

The Majority Voting Amendment would be achieved by deleting current Article IX.B. of the Articles in its entirety and replacing it with the following:

B. Elections. (i) Directors shall be elected by a majority of the votes cast at any meeting for the election of directors at which a quorum is present and for which the number of director nominees is less than or equal to the number of directors to be elected (an “Uncontested Election”) and (ii) directors shall be elected by a plurality of the votes cast at any meeting for the election of directors at which a quorum is present and for which the number of director nominees exceeds the number of directors to be elected (i.e., a contested election, and for which purpose unvoted shares and abstentions shall not be counted). For purposes of the foregoing sentence and clause (i) a majority of the votes cast at a meeting shall mean the number of shares voted “for” a director’s election exceeds the number of shares voted “against” or “withheld” with respect to that director’s election.

If the Majority Voting Amendment is approved, the proposed amendment to the Articles would become effective upon filing of Articles of Amendment with the Maryland State Department of Assessments and Taxation, which we would file promptly following the Annual Meeting if our stockholders approve the amendment, and majority voting in uncontested director elections would commence at the 2024 Annual Meeting of Stockholders. If the Majority Voting Amendment is not approved by our stockholders, the Majority Voting Amendment will not be implemented, our plurality voting standard for uncontested elections will continue in place, and the Articles would remain in their current form, subject to any other approved amendments. The adoption of the Majority Voting Amendment is not contingent on the approval of any other proposal described in this Proxy Statement.

The Board of Directors has also approved, subject to stockholder approval of the Majority Voting Amendment, (i) conforming changes to our Amended and Restated Bylaws (the “Bylaws Amendment”), and (ii) a director resignation policy (the “Director Resignation Policy”). Pursuant to the Director Resignation Policy, in the event that a director nominee fails to receive a majority of the votes cast in an election where the number of nominees is less than or equal to the number of directors to be elected, such director would be required to tender his or her resignation to the Chairman of the Board of Directors. Upon receiving a director’s resignation and considering the recommendation of the Nominating and Corporate Governance Committee, our Board may take any appropriate action as permitted by Maryland law and the Articles, including accepting such resignation, decreasing the number of directors or filling a vacancy. The Bylaws Amendment and the Director Resignation

Policy will only become effective if the Majority Voting Amendment receives the requisite approval of our stockholders.

Vote Required

The affirmative vote of the holders of two-thirds of the shares of the Company entitled to vote generally in an election of directors is required for approval of this Proposal 2. Abstentions and broker non-votes will have the same effect as votes “AGAINST” this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE AMENDMENT OF THE ARTICLES OF INCORPORATION TO REQUIRE THAT DIRECTORS BE ELECTED BY A MAJORITY OF VOTES CAST IN UNCONTESTED ELECTIONS.

PROPOSAL 3 – AMENDMENT OF THE ARTICLES OF INCORPORATION TO REQUIRE THE APPROVAL OF HOLDERS OF A MAJORITY, RATHER THAN TWO-THIRDS, OF THE COMPANY’S SHARES FOR GENERAL AMENDMENTS TO THE ARTICLES

Background of the Proposal

Currently, our Articles provide that an amendment to the Articles (subject to certain exceptions) must be approved by the Board and the holders of two-thirds of the shares of the Corporation entitled to vote generally in an election of directors (the “Supermajority Voting Requirement”).

As part of their ongoing review of our corporate governance, our Board of Directors and Nominating and Corporate Governance Committee have considered the advantages and disadvantages of retaining the Supermajority Voting Requirement, as well as advice from outside advisors regarding matters of corporate governance. Some stakeholders believe that the Supermajority Voting Requirement could limit the Board’s accountability to stockholders and discourage stockholder participation in corporate governance. After considering stakeholder concerns and current best practices in corporate governance, our Board of Directors has determined a majority voting standing for general amendments to the Articles is in the best interest of the Company and its stockholders.

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has determined that it is in the best interest of the Company and our stockholders and unanimously approved and declared advisable the amendment to the Articles to eliminate the Supermajority Voting Requirement and replace it with a requirement that general amendments to the Articles be approved by a majority of the shares of the Company entitled to vote generally in an election of directors.

    The proposed revised Article XII.A. of our Articles is as follows:

A. Articles. The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders herein are granted subject to this reservation. Except for Section A of Article III, which may be amended by the Board of Directors, no amendment, addition, alteration, change or repeal of these Articles of Incorporation shall be made unless it is first approved by the Board of Directors of the Corporation pursuant to a resolution adopted by the affirmative vote of a majority of the directors then in office, and thereafter approved by the holders of ~~two-thirds~~ a majority of the shares of the Corporation entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof.

Regardless of whether Proposal 3 is approved, the other supermajority voting requirements in the Articles, including those related to changing the classified Board structure, removal of directors without cause, and business combinations not approved by a majority of the Board, will remain unchanged.

If Proposal 3 is approved, the proposed amendment to the Articles would become effective upon filing of Articles of Amendment with the Maryland State Department of Assessments and Taxation, which we would file promptly following the Annual Meeting if our stockholders approve the amendment. If Proposal 3 is not approved by our stockholders, such amendment will not be implemented, the Supermajority Voting Requirement will remain in place, and the Articles would remain in their current form, subject to any other approved amendments. The adoption of this Proposal 3 is not contingent on the approval of any other proposal described in this Proxy Statement.

Vote Required

The affirmative vote of the holders of two-thirds of the shares of the Company entitled to vote generally in an election of directors is required for approval of this Proposal 3. Abstentions and broker non-votes will have the same effect as votes “AGAINST” this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE AMENDMENT OF THE ARTICLE OF INCORPORATION TO REQUIRE THE APPROVAL OF

HOLDERS OF A MAJORITY, RATHER THAN TWO-THIRDS, OF THE COMPANY'S SHARES FOR GENERAL AMENDMENTS TO THE ARTICLES.

PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF ELLIOTT DAVIS, PLLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2023

Stockholders will also be asked to ratify the Audit Committee’s appointment of Elliott Davis, PLLC (“Elliott Davis”) to audit the books and accounts of the Company for the fiscal year ended December 31, 2023. Elliott Davis has served as the Company’s independent registered public accounting firm since 2017.
A representative of Elliott Davis is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.
Because your vote is advisory, it will not be binding upon the Audit Committee, overrule any decision made by the Audit Committee, or create or imply any additional fiduciary duty by the Audit Committee. The Audit Committee may, however, take into account the outcome of the vote when considering future auditor appointments.
Audit Fees and Services
The following table shows the fees paid or accrued by the Company for the audit and other services provided by Elliott Davis during fiscal years 2022 and 2021:

Elliott Davis, PLLC	2022	2021
Audit Fees	$652,632	281,775
Audit-related Fees	18,800	—
Tax Fees	111,600	69,625
All Other Fees	—	—
Total	$783,032	$351,400

Audit Fees incurred in fiscal years 2022 and 2021 includes fees related to the Company's annual independent financial statement audit, quarterly reviews, reporting on internal control over financial reporting, and statutory reporting requirements for United States Department of Housing and Urban Development. Audit-related fees includes fees for services related to benefit plan audits. Tax Fees includes fees for tax services rendered in preparation of state and federal tax returns for the Company and Bank, as well as allowable consultations regarding certain tax matters. The Audit Committee has reviewed summaries of the services provided and the related fees and has determined that the provision of non-audit services is compatible with maintaining the independence of Elliott Davis.
Audit Committee Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit and permitted non-audit services, except that de minimis non-audit services, as defined in Section 10A(i)(1) of the Exchange Act, may be approved prior to the completion of the independent auditor’s audit. All of the 2022 and 2021 services described above were pre-approved by the Audit Committee.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ELLIOTT DAVIS, PLLC
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

REPORT OF THE AUDIT COMMITTEE
The Audit Committee has (i) reviewed and discussed our consolidated audited financial statements for fiscal year ended December 31, 2022 with our management; (ii) discussed with Elliott Davis our independent registered public accounting firm, all matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and (iii) received the written disclosures and the letter from Elliott Davis required by applicable requirements of the Public Company Accounting Oversight Board regarding Elliott Davis’s communications with the Audit Committee concerning independence, and discussed with Elliott Davis its independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board that our consolidated audited financial statements for the year ended December 31, 2022 be included in our Annual Report on Form 10-K for the year ended December 31, 2022.
AUDIT COMMITTEE

By:	C. Scott Brannan, Chair Randall J. Levitt Steven J. Schwartz Jerome R. Bailey

ANNUAL REPORT TO STOCKHOLDERS
Our 2022 Annual Report has been made available to stockholders and is posted on our website at www.capitalbankmd.com under the “Investor Relations” link. Additional copies of the 2022 Annual Report may be obtained without charge upon written request to Investor Relations, Capital Bancorp, Inc., 2275 Research Blvd, Suite 600, Rockville, MD 20850.
The 2022 Annual Report shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act (except to the extent that we specifically request that this information be treated as soliciting material or specifically incorporate this information by reference).
STOCKHOLDER PROPOSALS FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

Any stockholder desiring to present a proposal pursuant to Rule 14a-8 of the Exchange Act to be included in the definitive proxy statement and voted on by the stockholders at the 2024 annual meeting of stockholders must submit a written proposal, including all supporting information, to the Company at its principal executive offices no later than December 6, 2023, which is 120 days prior to the anniversary date that we released this Proxy Statement to our stockholders for the Annual Meeting, and must meet all other requirements for inclusion in the proxy statement. As provided in the Bylaws, if a stockholder intends to present a proposal for new business to be considered at the 2024 annual meeting of stockholders but does not seek inclusion of the proposal in the Company’s proxy statement for that meeting, then such proposal, including all supporting information, must be delivered to and received by the Company’s Secretary at our principal executive offices not more than 90 days nor less than 30 days before the date of any such annual meeting of stockholders; provided, however, that if less than 45 days’ notice of the date of the meeting is given to stockholders, such notice by a stockholder must be received by the Company’s Secretary not later than the close of business on the 15th day following the day on which notice of the date of the meeting was mailed to stockholders or two days before the date of the meeting, whichever is earlier. Nominations for the election of directors may be made by any stockholder of the Company entitled to vote generally in the election of directors that has continuously held at least $2,000 in market value, or 1%, of the Company's capital stock entitled to vote at the meeting for at least one year. If such stockholder intends to present a nomination for director as provided in the Bylaws, then such nomination, including all supporting information, must be made in writing and delivered to the Company’s Secretary no later than January 5, 2024 (not later than 90 days before the first anniversary of the date the prior year’s proxy materials were mailed to stockholders). Each such notice of nomination by a stockholder must set forth (a) the full name, age and date of birth of each nominee proposed in the notice, (b) the business and residence addresses and telephone numbers of each such nominee, (c) the educational background and business experience of each such nominee, including a list of positions held for at least the preceding five years, and (d) a signed representation by each such nominee that the nominee will timely provide any other information reasonably requested by the Company for the purpose of preparing its disclosures in regard to the solicitation of proxies for the election of directors. The name of each such candidate for director must be placed in nomination at the annual meeting by a stockholder present in person and the nominee must be present in person at the meeting for the election of directors.
Proposals received by the Company outside of these timelines will be considered untimely. If a stockholder proposal is not timely received, then the proxies will be authorized to exercise discretionary authority with respect to the proposal.

OTHER BUSINESS

As of the date of this Proxy Statement, management does not know of any other matters that will be brought before the Annual Meeting requiring action of the stockholders. However, if any other matters requiring the vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxies in accordance with the discretion of management. The persons designated as proxies will also have the right to approve any and all adjournments of the Annual Meeting for any reason.
STOCKHOLDERS SHARING THE SAME ADDRESS

The SEC has adopted rules that permit companies and intermediaries (such as brokers, banks and other nominees) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of the Proxy Statement, the Annual Report and other proxy materials, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees.
Under applicable law, if you consented or were deemed to have consented, your broker, bank or other intermediary may send only one copy of the Proxy Statement, the 2022 Annual Report, and other proxy materials to your address for all residents that own shares of Company common stock in street name. If you wish to revoke your consent to householding, you must contact your broker, bank or other intermediary. If you are receiving multiple copies of the Proxy Statement, the 2022 Annual Report, and other proxy materials, you may be able to request house holding by contacting your broker, bank or other intermediary. Upon written or oral request, we will promptly deliver a separate set of the Proxy Statement, the 2022 Annual Report or other proxy materials to any beneficial owner at a shared address to which a single copy of any of those documents was delivered. If you wish to request copies free of charge of the Proxy Statement, the 2022 Annual Report or other proxy materials, please send your request to Investor Relations, Capital Bancorp, Inc., 2275 Research Blvd, Rockville, MD 20850, at Capital Bancorp, Inc., 2275 Research Blvd, Suite 600, Rockville, Maryland 20850 or call the Company with your request at (301) 468-8848.

By Order of the Board of Directors,
Steven J. Schwartz
Chairman of the Board
April 4, 2023

APPENDIX A – FORM OF PROXY

ANNUAL MEETING OF STOCKHOLDERS OF

CAPITAL BANCORP, INC.

May 18, 2023

PROXY VOTING INSTRUCTIONS

INTERNET - Access "www.voteproxy.com" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, 2022 Annual Report, proxy statement, ESG Report and proxy card are available at - http://www.astproxyportal.com/ast/22094

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20330303000000001000 6 051823

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors (Board unanimously recommends voting FOR all nominees)

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:

	Nominee	Class
○	Jerome R. Bailey	Class III
○	Steven J. Schwartz	Class III
○	James F. Whalen	Class III

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	FOR	AGAINST	ABSTAIN
2. Amendment of the Articles to Require that Directors be Elected by a Majority of Votes Cast in Uncontested Elections (Board unanimously recommends voting FOR the amendment of the articles of incorporation)	☐	☐	☐
3. Amendment of the Articles to Require the Approval of Holders of a Majority, Rather than Two-thirds, of the Company's Shares for General Amendments to the Articles (Board unanimously recommends voting FOR the amendment of the articles of incorporation)	☐	☐	☐
4. Ratification of the Appointment of Elliott Davis, PLLC as the Company's Independent Registered Public Accounting Firm for the year ending December 31, 2023 (Board unanimously recommends voting FOR the independent registered public accounting firm)	☐	☐	☐

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all of the nominees set forth herein, FOR the Amendment of the Articles to Require that Directors be Elected by a Majority of Votes Cast in Uncontested Elections, FOR the Amendment of the Articles to Require the Approval of Holders of a Majority, Rather than Two-thirds, of the Company's Shares for General Amendments to the Articles and FOR ratification of the appointment of Elliott Davis, PLLC as the Company's independent registered public accounting firm for the year ending December 31, 2023. Additionally, this proxy will be voted at the discretion of the proxy holder(s) upon any other matter which may properly come before the Annual Meeting or any adjournment or postponement thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

REVOCABLE PROXY

CAPITAL BANCORP, INC.

This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby makes, constitutes and appoints Connie Egan (with the power of substitution), proxy for the undersigned to represent and to vote, as designated below, all shares of common stock of Capital Bancorp, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Company's Annual Meeting of Stockholders to be held on May 18, 2023 and at any adjournment or postponement thereof for the purposes more fully described in the Notice of Annual Meeting of Stockholders. The signing stockholder acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and directs the proxy to vote as follows on the matters described in the Notice of Annual Meeting and Proxy Statement and otherwise in their discretion on any other business that may properly come before, and matters incident to the conduct of, the meeting or any adjournment or postponement of it, as provided in the Proxy Statement.

Only holders of record on March 28, 2023 of common stock are entitled to vote on the matters described in the Notice of Annual Meeting and Proxy Statement. This proxy, when properly executed, will be voted in the manner described herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

(Continued and to be signed on the reverse side)

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